Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

Dated as of December 21, 2010

among

CNO FINANCIAL GROUP, INC.,

as Company,

MORGAN STANLEY SENIOR FUNDING, INC.,

as Agent,

and

THE LENDERS PARTY HERETO

MORGAN STANLEY SENIOR FUNDING, INC.

and

BARCLAYS CAPITAL,

as Joint Lead Arrangers and Joint Bookrunners,

BARCLAYS CAPITAL,

as Syndication Agent

and

FBR CAPITAL MARKETS & CO.,

as Documentation Agent

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-ii-

-iii-

-iv-

SCHEDULES

Schedule 2.01	Commitments
Schedule 5.05	Litigation
Schedule 5.07	ERISA
Schedule 5.13	Investment Companies
Schedule 5.14	Subsidiaries
Schedule 6.15	Post-Closing Matters
Schedule 7.01	Existing Indebtedness
Schedule 7.02	Existing Liens
Schedule 7.09	Existing and Committed Investments
Schedule 7.17	Restrictive Agreements
Schedule 10.02	Addresses for Notices

EXHIBITS

Exhibit A	Form of Compliance Certificate
Exhibit B	Form of Note
Exhibit C	Form of Loan Notice
Exhibit D	Form of Assignment and Assumption
Exhibit E	Eurodollar Rate Funding Loss Determination Methodology
Exhibit F	Form of Security Agreement
Exhibit G-1	United States Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-2	United States Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-3	United States Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G-4	United States Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H-1	Form of Opinion of Dewey & LeBoeuf LLP
Exhibit H-2	Form of Opinion of Karl Kindig
Exhibit H-3	Form of Opinion of Baker & Daniels LLP
Exhibit I	Form of Solvency Certificate
Exhibit J	Form of Pari Passu Intercreditor Agreement

-v-

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of December 21, 2010, by and among CNO FINANCIAL GROUP, INC., a Delaware corporation (together with its successors, the “Company”), the lenders from time to time party to this Agreement (collectively, the “Lenders”; individually, each a “Lender”), and MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent for the Lenders.

WHEREAS, the Company desires to obtain from the Lenders a term loan facility in an aggregate principal amount of $375,000,000, the proceeds of which will be used, together with the proceeds from the offering of the Senior Secured Notes, (i) to refinance in full all indebtedness outstanding under the Existing Credit Agreement and (ii) to pay fees and expenses incurred in connection with the foregoing;

WHEREAS, the Company is willing to secure its obligations under this Agreement and certain other obligations by granting Liens on substantially all of its assets to the Agent, for the benefit of the Secured Parties, as provided in the Security Documents; and

WHEREAS, the Company is willing to cause each of its current and future Domestic Subsidiaries (other than Insurance Subsidiaries, Subsidiaries of Insurance Subsidiaries and Immaterial Subsidiaries) to (i) guarantee the foregoing obligations of the Company and (ii) secure such guarantee thereof by granting Liens on substantially all of the assets of such Subsidiaries to the Agent, for the benefit of the Secured Parties, as provided in the Security Documents;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Certain Defined Terms.

The following terms have the following meanings:

“Account Control Agreement” has the meaning specified in the Security Agreement.

“Acquisition” means (i) any Investment by the Company or any of its Subsidiaries in a Person (other than an existing Wholly-Owned Subsidiary) whereby such Person becomes a direct or indirect Subsidiary of the Company or is merged with and into the Company or such Subsidiary or (ii) an acquisition by the Company or any of its Subsidiaries of the property and assets of any Person (other than an existing Wholly-Owned Subsidiary) that constitutes all or substantially all of the assets of such Person or any division, line of business, book of business or business unit of such Person; provided that capital expenditures (as determined in accordance with GAAP) that do not, individually or as part of a series of related transactions, result in the acquisition of all or substantially all of the assets of any Person or any division, line of business, book of business or business unit of such Person shall be deemed not to be Acquisitions.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners of the other Person or (b) to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract or otherwise.

“Agent” means MSSF, in its capacity as administrative agent under the Loan Documents, and its successors and permitted assigns in such capacity.

“Agent-Related Persons” means the initial Agent and any successor Agent, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Agent’s Office” means the Agent’s address and, as appropriate, account as set forth on Schedule 10.02 or such other address or account as the Agent may from time to time specify.

“Aggregate RBC Ratio” means, with respect to the Insurance Subsidiaries taken as a whole, on any date of determination, one-half of the ratio (expressed as a percentage) of (a) the aggregate Total Adjusted Capital (as defined by each relevant Insurance Subsidiary’s Department) for the Insurance Subsidiaries to (b) the aggregate Authorized Control Level Risk-Based Capital (as defined by each relevant Insurance Subsidiary’s Department) for the Insurance Subsidiaries.

“Agreement” means this Credit Agreement.

“A.M. Best” means A.M. Best Company.

“Annual Statement” means the annual statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary’s jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing annual statutory financial statements and shall contain the type of information permitted or required by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

“Anti-Money Laundering Laws” means any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties applicable to a Obligor, its subsidiaries or Affiliates, related to terrorism financing or money laundering including any applicable provision of Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001 (Title III of Pub. L. 107-56) and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Anti-Terrorism Laws” means any Requirement of Law related to terrorism financing or money laundering, including the Patriot Act, The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) and Executive Order 13224 (effective September 24, 2001).

“Applicable Margin” means, for any day, a percentage per annum equal to (a) with respect to any Eurodollar Rate Loan, 6.00% or (b) with respect to any Base Rate Loan, 5.00%.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” means any Disposition of property or series of related Dispositions of property pursuant to Section 7.03(e) (only to the extent proceeds therefrom are not required to be retained by any Insurance Subsidiary pursuant to regulatory restrictions), (m) or (n).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee substantially in the form of Exhibit D or in another form reasonably acceptable to the Agent.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel and, without duplication, the reasonable allocated cost of internal legal services and all reasonable out-of pocket expenses and out-of pocket disbursements of internal counsel.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest, if any, quoted for such day in The Wall Street Journal as the “U.S. Prime Rate”, (c) the Eurodollar Rate for an Interest Period of one month beginning on such day (or if such day is not a Business Day, the Business Day immediately preceding such day) plus 1.00% per annum and (d) 2.50% per annum.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrowing” means Loans of the same Interest Type made, converted or continued on the same day and, in the case of Eurodollar Rate Loans, as to which the same Interest Period is in effect.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Agent’s Office is located or New York City and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Calculation Period” means, with respect to any ratio or calculation, the period for which such ratio or calculation is being calculated.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

“Capital and Surplus” means, as to any Insurance Subsidiary, as of any date, the total amount shown on line 38, page 3, column 1 (or such other line on which the equivalent information is provided on any other such Annual Statement) of the Annual Statement of such Insurance Subsidiary as of such date, or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

“Capital Expenditures” means, for any period, (a) the additions to property, plant and equipment capitalized in accordance with GAAP and other capital expenditures of the Company and its Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Company and its Subsidiaries for such period prepared in accordance with GAAP and (b) any Capitalized Lease Liabilities incurred by the Company and its Subsidiaries during such period.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing; provided that, for the avoidance of doubt, Capital Stock shall not be deemed to include debt convertible or exchangeable for any of the foregoing.

“Capitalized Lease Liabilities” means, with respect to any Person, all monetary obligations of such Person under any leasing or similar arrangement that, in accordance with GAAP, would be classified as a capitalized lease, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of twelve months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000 and a short term deposit rating of at least A-1 by S&P and P-l by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally; (c) commercial paper of an issuer rated at least A-1 by S&P and P-l by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within nine months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P and A2 by Moody’s; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Cash Interest Expense” means, for any Calculation Period, the sum of (a) total interest expense, to the extent paid or payable in cash, of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, excluding interest paid or, without duplication, accrued but unpaid by any Insurance Subsidiary to the extent otherwise included in total interest expense in this clause (a) for such Calculation Period, and (b) total dividends paid or payable in cash on any preferred stock issued by the Company to the extent the terms of such preferred stock require payment of cash dividends for such Calculation Period; provided, that, following the conversion of any such preferred stock into common stock, any cash dividends paid on such preferred stock during the applicable Calculation Period shall, on a Pro Forma Basis, as if the conversion was completed on the first day of the Calculation Period, be excluded from calculations of Cash Interest Expense for such Calculation Period.

“Cash Management Obligations” means obligations owed by any Obligor to any Lender or any Affiliate of a Lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds or in respect of any credit card or similar services.

“Casualty Event” means any casualty or other insured damage to any property of the Company or any of its Subsidiaries (other than Insurance Subsidiaries or Subsidiaries of Insurance Subsidiaries), or any taking of any such property under power of eminent domain or by condemnation or similar proceeding, or any transfer of any such property in lieu of a condemnation or similar taking thereof.

“CBOs” means notes or other instruments (other than CMOs) secured by collateral consisting primarily of debt securities and/or other types of debt obligations, including loans.

“CDOC” means CDOC, Inc., a Delaware corporation, and a direct Wholly-Owned Subsidiary of the Company on the Effective Date.

“CDOC Preferred Stock” means preferred stock of CDOC that is held by one or more of the Insurance Subsidiaries.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“Change of Control” means (a) any acquisition, directly or indirectly, by any person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of 35% or more of the outstanding shares of Voting Stock of the Company, (b) during any period of 12 consecutive calendar months, commencing on the Effective Date, the ceasing of those individuals (the “Continuing Directors”) who (i) were directors of the Company on the first day of each such period or (ii) who subsequently became directors of the Company and whose election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of the Company, to constitute a majority of the board of directors of the Company, or (c) the occurrence of a “change of control” (howsoever defined) in the indenture or any other instrument governing any Indebtedness or preferred stock with an aggregate outstanding amount in excess of $50,000,000.

“Closing Date” means December 21, 2010, or, if later, the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“CMOs” means notes or other instruments secured by collateral consisting primarily of mortgages, mortgage-backed securities and/or other types of mortgage-related obligations.

“CNO Available Cash Flow” means, for any Calculation Period, the sum, without duplication, of (a) dividends paid in cash to the Company by any Subsidiary plus (b) interest paid in cash to the Company by any Subsidiary pursuant to any Indebtedness owing by such Subsidiary to the Company plus (c) interest or principal paid in cash to the Company with respect to any Surplus Debenture plus (d) amounts paid in cash to the Company under the Tax Sharing Agreement plus (e) management and other similar fees received by the Company under servicing agreements or otherwise from any Subsidiary plus (f) amounts paid in cash to the Company pursuant to a loan made to it by any Subsidiary plus (g) the Company’s Investment Income received in cash minus (h) cash operating expenses of the Company minus (i) Capital Expenditures of the Company made in cash minus (j) any amounts paid by the Company in respect of interest on or in repayment of any loan referred to in clause (f) above plus (k) non-recurring cash and non-cash charges (not to exceed $40,000,000 in the aggregate (of which up to $25,000,000 may be cash charges) for all Calculation Periods) related to restructuring, consolidation, severance or discontinuance of any portion of the operations, employees and/or management of the Company minus (l) any amounts paid in cash by the Company to any Insurance Subsidiary in respect of any overpayment by such Insurance Subsidiary of amounts required to be paid by such Insurance Subsidiary to the Company under the Tax Sharing Agreement, in each case for such Calculation Period. Amounts received by the Company or any of its Subsidiaries and required to be applied to prepay the Borrowings pursuant to Section 2.08(b) (other than pursuant to Section 2.08(b)(iv)) shall, to the extent otherwise included in CNO Available Cash Flow for any Calculation Period, be excluded from this calculation for such Calculation Period.

“Code” means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

“Collateral” means, collectively, all of the Security Agreement Collateral and all other property of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Security Document.

“Collateral and Guarantee Requirement” means the requirement that:

(a) the Agent shall have received from each Obligor either (i) a counterpart of the Security Agreement duly executed and delivered on behalf of such Obligor or (ii) in the case of any Person that becomes an Obligor after the Effective Date, a supplement to the Security Agreement, in the form specified therein, duly executed and delivered on behalf of such Obligor;

(b) all outstanding Capital Stock in any Subsidiary owned by or on behalf of any Obligor shall have been pledged pursuant to the Security Agreement (except that, in the case of Foreign Subsidiaries, (x) such pledge shall be limited to 65% of the outstanding Voting Stock and 100% of the outstanding Capital Stock (other than Voting Stock) of first-tier Foreign Subsidiaries and (y) no assets of any Foreign Subsidiary (including any Capital Stock or Voting Stock of a Subsidiary owned by a Foreign Subsidiary) shall be subject to the Collateral and Guarantee Requirement) and the Agent shall have received all certificates or other instruments representing such Capital Stock, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect or record such Liens to the extent, and with the priority, required by the Security Agreement, shall have been filed, registered or recorded or delivered to the Agent for filing, registration or recording;

(d) each Obligor shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting of the Liens granted by it thereunder; and

(e) each Obligor shall have taken all other action required under the Security Documents to perfect, register and/or record the Liens granted by it thereunder.

“Combined Statutory Capital and Surplus” means, as of the last day of any Fiscal Quarter, the sum of the amounts shown on the Combined Statutory Statement of the Insurance Subsidiaries as of the last day of such Fiscal Quarter on (i) p. 3, line 38 and (ii) p. 3, line 24.1.

“Combined Statutory Statement” means a statement combining the Quarterly Statements or Annual Statements, as applicable, of all the Insurance Subsidiaries.

“Commitment” means, as to each Lender, its obligation to make Loans to the Company pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Company” has the meaning specified in the introduction to this Agreement.

“Compensation Period” has the meaning specified in Section 2.12(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit A.

“Contingent Obligation” means, without duplication, any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection or indemnities under contracts entered into in the ordinary course of business and not in respect of Indebtedness or the issuance of Capital Stock), or guarantees the payment of dividends or other distributions upon the shares of any other Person; provided that the obligations of any Person under Reinsurance Agreements or in connection with Investments of Insurance Subsidiaries permitted by the applicable Department shall not be deemed Contingent Obligations of such Person. The amount of any Contingent Obligation of any Person shall (subject to any limitation set forth therein) be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

“Debt to Total Capitalization Ratio” means, as of any date of determination, without duplication, the ratio of (a) the principal amount of and accrued but unpaid interest on all Indebtedness of the Company outstanding on such date, other than (i) Indebtedness owing to any Subsidiary Guarantor and (ii) Indebtedness of the kind referred to in clause (e) of the definition of “Indebtedness,” to (b) Total Capitalization on such date.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or circumstance that constitutes an Event of Default or that, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

“Defaulting Lender” means any Lender that, as determined by the Agent (following consultation with the Company), (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans, within three Business Days of the date required to be funded by it hereunder, (b) has notified the Company or the Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder, (c) has failed, within three Business Days after request by the Agent, to confirm in a manner satisfactory to the Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Department” means, with respect to any Insurance Subsidiary, the Governmental Authority of such Insurance Subsidiary’s state of domicile with which such Insurance Subsidiary is required to file its Annual Statement.

“Disposition” means the sale, assignment, leasing as lessor (other than in the ordinary course), transfer, contribution, conveyance, issuance or other disposal of, or granting of options, warrants or other rights with respect to, any of a Person’s assets (including any transaction pursuant to a Reinsurance Agreement or a sale and leaseback transaction and, in the case of any Subsidiary, the issuance or sale of its Capital Stock). The terms “Dispose”, “Disposing of” and “Disposed of” shall have correlative meaning.

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock referred to in (a) above, in each case at any time on or prior to the first anniversary of the Maturity Date, or (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations; provided, however, that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of a change in control or an asset sale occurring prior to the first anniversary of the Maturity Date shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the repayment in full of the Obligations.

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary.

“Economic Sanctions Laws” means any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties applicable to a Obligor, its Subsidiaries or Affiliates relating to economic sanctions and terrorism financing, including any applicable provisions of the Trading with the Enemy Act (50 U.S.C. App. §§ 5(b) and 16, as amended), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701-1706, as amended) and Executive Order 13224 (effective September 24, 2001), as amended.

“Effective Date” means the date on which all conditions precedent set forth in Sections 4.01 and 4.02 are satisfied or waived in accordance with Section 10.01.

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Agent and (ii) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that (x) notwithstanding the foregoing, “Eligible Assignee” shall not include the Company or any of the Company’s Subsidiaries and (y) the Company shall be deemed to have approved an assignee unless it shall object thereto by written notice to the Agent within five (5) Business Days after having received notice thereof.

“Embargoed Person” means any party that (i) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or resides, is organized or chartered or has a place of business in a country or territory subject to OFAC sanctions or embargo programs or (ii) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act or any other Requirement of Law.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Claims” means all written claims, complaints, notices or inquiries, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief or other type of relief, resulting from or based upon the presence, placement, or Release (including intentional or unintentional, negligent or non-negligent, sudden or non-sudden or accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, under or from property, whether or not owned by the Company or any of its Subsidiaries, excluding in any case liabilities or claims arising under any insurance contract or policy, reinsurance agreement or retrocession agreement relating to any of the foregoing.

“Environmental Laws” means all Requirements of Law relating to pollution or protection of the Environment, health and safety.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of remediation, fines, penalties or indemnities), of the Company, any other Obligor or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company or any of its Subsidiaries within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) with respect to any Pension Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code and Section 302 of ERISA, whether or not waived, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make a required contribution to a Multiemployer Plan; (c) a withdrawal by the Company, any of its Subsidiaries or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal by the Company, any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (e) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition that could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company, any of its Subsidiaries or any ERISA Affiliate.

“Eurodollar Rate” means for any Interest Period with respect to a Eurodollar Rate Loan:

(a) the rate per annum equal to the rate determined by the Agent to be the offered rate that appears on the Reuters page (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(b) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by MSSF and with a term equivalent to such Interest Period would be offered by MSSF’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period;

provided that the Eurodollar Rate shall not be deemed to be less than 1.50% per annum.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

“Excluded Subsidiary” means any Subsidiary that is a Foreign Subsidiary, a Subsidiary of a Foreign Subsidiary, a non-Wholly-Owned Subsidiary or an Immaterial Subsidiary.

“Excluded Taxes” means, with respect to the Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Obligor under any Loan Document, (a) Taxes imposed on or measured by its net income (however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local or foreign law), franchise Taxes imposed on it in lieu of net income Taxes (including, for the avoidance of doubt, any such Taxes measured by overall gross receipts) and branch profits (or similar) Taxes imposed on it, in each case, by a jurisdiction (or any political subdivision thereof) as a result of the recipient being organized, having an office or being engaged in business (other than a business arising (or being deemed to arise) solely as a result of the Loan Documents or the transactions contemplated by the Loan Documents) in such jurisdiction, (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 10.14), any U.S. federal withholding Tax that (i) is imposed on amounts payable to such Foreign Lender under any laws in effect at the time such Foreign Lender becomes a party hereto (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new lending office (or assignment), to receive additional amounts from the Company with respect to such withholding Tax pursuant to Section 3.01(a); or (ii) is attributable to such Foreign Lender’s failure to comply with Section 3.01(e) and (c) any United States federal withholding Tax that is imposed pursuant to FATCA.

“Existing Convertible Debentures” means the Company’s 7.0% Convertible Senior Debentures due 2016, to the extent outstanding on the Closing Date.

“Existing Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of October 10, 2006, by and among the Company, the lenders named therein, Wilmington Trust FSB (as successor agent to Bank of America, N.A.), as agent for such lenders, and JPMorgan Chase Bank, N.A., as syndication agent (as amended by Amendment No. 1, by Amendment No. 2 and Amendment No. 3 thereto dated as of June 12, 2007, March 30, 2009 and December 22, 2009, respectively).

“Facility” means, at any time, (a) on or prior to the Effective Date, the aggregate amount of the Commitments at such time and (b) thereafter, the aggregate principal amount of the Loans of all Lenders outstanding at such time.

“FATCA” means current Sections 1471 through 1474 of the Code and any amended or successor version that is substantively comparable (including any Treasury regulations or other official administrative guidance promulgated thereunder).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Agent on such day on such transactions as determined by the Agent.

“Financial Strength Rating Condition” has the meaning specified in Section 2.08(b).

“Fiscal Quarter” means any fiscal quarter of a Fiscal Year.

“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31.

“Foreign Lender” means any Lender that is not a U.S. Person within the meaning of Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means a Subsidiary (which may be a corporation, limited liability company, partnership or other legal entity) organized under the laws of a jurisdiction outside the United States, other than any such entity that is (whether as a matter of law, pursuant to an election by such entity or otherwise) treated as a partnership in which any Obligor is a partner or as a branch of any Obligor for United States income tax purposes.

“FRB” means the Board of Governors of the Federal Reserve System and any Governmental Authority succeeding to any of its principal functions.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), that are applicable to the circumstances as of the date of determination.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial or regulatory functions of or pertaining to government and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including any board of insurance, insurance department or insurance commissioner.

“Historical Statutory Statements” has the meaning specified in Section 5.11.

“Hazardous Material” means: (a) any “hazardous substance,” as defined by CERCLA; (b) any “hazardous waste,” as defined by the Resource Conservation and Recovery Act; (c) petroleum and any petroleum product; or (d) any other pollutant, contaminant, chemical, material, waste or substance in any form as to which liability or standards of conduct can be imposed under any Environmental Law.

“Immaterial Subsidiary” means any Non-Insurance Subsidiary that (a) has assets with an aggregate fair market value less than $5,000,000 as of the end of the most recently ended Fiscal Quarter, (b) has aggregate revenues less than $10,000,000 for the period of four consecutive Fiscal Quarters most recently ended, (c) has no Indebtedness (other than Indebtedness existing on the date hereof and listed in Schedule 7.01 or permitted under Section 7.01(a)(x) and other Indebtedness in an aggregate principal amount not exceeding at any time one-half of the fair market value of the assets of such Subsidiary at such time), (d) is not integral to the business or operations of the Company or its Subsidiaries (other than Immaterial Subsidiaries), (e) has no Subsidiaries (other than Immaterial Subsidiaries), and (f) is not an Obligor; provided that CNO Management Services Company shall not be deemed to be an Immaterial Subsidiary so long as it is the manager of CNO Services, LLC pursuant to the latter’s limited liability company agreement.

“Indebtedness” means, with respect to any Person, without duplication: (a) all indebtedness of such Person for borrowed money or in respect of loans or advances; (b) all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all indebtedness in respect of letters of credit, whether or not drawn, and bankers’ acceptances and letters of guaranty issued for the account or upon the application or request of such Person; (d) all Capitalized Lease Liabilities of such Person; (e) the liabilities (if any) of such Person in respect of Swap Contracts as determined by reference to the Swap Termination Value thereof; (f) all obligations of such Person to pay the deferred purchase price of property or services that are included as liabilities in accordance with GAAP (other than accrued expenses incurred and trade accounts payable in each case in the ordinary course of business) and all obligations secured by a Lien on property owned or being purchased by such Person, but only to the extent of the lesser of the obligations secured or the value of the property to which such Lien is attached (including obligations arising under conditional sales or other title retention agreements); (g) any obligations of a partnership of the kind referred to in clauses (a) through (f) above or clause (h) or (i) below in which such Person is a general partner; (h) solely for purposes of Section 7.11, all obligations in respect of preferred stock (other than preferred stock that qualifies as permanent equity for purposes of GAAP) of such Person; and (i) all Contingent Obligations of such Person in connection with Indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnified Person” has the meaning specified in Section 10.05.

“Indemnified Taxes” means all Taxes other than Excluded Taxes.

“Independent Auditor” has the meaning specified in Section 6.01(a).

“Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, conservation, rehabilitation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in any case, undertaken under U.S. Federal, state or foreign law, including title 11 of the United States Code.

“Insurance Subsidiary” means any Subsidiary that is required to be licensed as an insurer or reinsurer.

“Intercreditor Agreement” shall mean the Pari Passu Intercreditor Agreement substantially in the form attached hereto as Exhibit J.

“Interest Coverage Ratio” means, for any Calculation Period, the ratio of (a) CNO Available Cash Flow for such Calculation Period to (b) Cash Interest Expense for such Calculation Period.

“Interest Payment Date” means (a) with respect to any Base Rate Loan, the last Business Day of each calendar quarter and (b) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part; provided that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date (but in each case, subject to the definition of “Interest Period”).

“Interest Period” means, with respect to any Eurodollar Rate Borrowing, the period beginning on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Company may elect; provided that:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period for any Loan shall extend beyond the Maturity Date.

For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent continuation of such Borrowing.

“Interest Type” means, when used with respect to any Loan or Borrowing, whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Eurodollar Rate or the Base Rate.

“Investment” means any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase (including purchases financed with equity) of any Capital Stock, bonds, notes, debentures or other debt securities of, or any other investment in, any Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but shall be reduced by the amount equal to any returns in respect of such Investment received by the investor thereof in the same form as the original Investment (or in cash).

“Investment Grade Asset” means any Investment with a fixed maturity that has a rating of (x) at least BBB- by S&P and, if such Investment is rated by Moody’s, at least Ba2 from Moody’s or (y) at least Baa3 by Moody’s and, if such Investment is rated by S&P, at least BB from S&P, or, if such Investment is not rated by either S&P or Moody’s, an NAIC rating of at least Class 2.

“Investment Income” means the amount of earnings of the Company on Investments, net of expenses actually incurred in connection with such Investments and taking into account realized gains and losses on such Investments.

“IRS” means the Internal Revenue Service or any Governmental Authority succeeding to any of its principal functions under the Code.

“Lenders” has the meaning specified in the introduction to this Agreement and includes any other Person that shall have become a party hereto pursuant to an Assignment and Assumption in accordance with Section 10.07, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lending Office” means, as to any Lender, the office or offices of such Lender specified as its “Lending Office” or “Domestic Lending Office” or “Eurodollar Lending Office,” as the case may be, on Schedule 10.02 or in its administrative questionnaire delivered to the Agent, or such other office or offices as such Lender may from time to time notify the Company and the Agent.

“License” means any license, certificate of authority, permit or other authorization that is required to be obtained from any Governmental Authority in connection with the operation, ownership or transaction of insurance business.

“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease or a licensor under a license that does not otherwise secure an obligation.

“Loan” has the meaning set forth in Section 2.01(a).

“Loan Documents” means this Agreement, all Notes, the Intercreditor Agreement, the Security Documents and any fee letter agreement entered into pursuant to Section 2.10, and in the case of the Security Documents, all Secured Swap Contracts.

“Loan Notice” means a notice of (a) Borrowing, (b) a conversion of a Loan from one Interest Type to the other or (c) a continuation of Eurodollar Rate Loans, substantially in the form of Exhibit C.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the FRB.

“Material Acquisition” means any acquisition of assets by the Company or its Subsidiaries in a transaction or series of related transactions for consideration exceeding $80,000,000, other than any such acquisition by any Insurance Subsidiary in the ordinary course of business in compliance with Section 7.16 and the investment policy approved by the board of directors of such Insurance Subsidiary.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, properties or condition (financial or otherwise) of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Obligor to perform under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Obligor of any Loan Document to which it is a party.

“Material Disposition” means any disposition of assets by the Company or its Subsidiaries in a transaction or series of related transactions for consideration exceeding $80,000,000, other than any such disposition by any Insurance Subsidiary in the ordinary course of business consistent with the investment policy approved by the board of directors of such Insurance Subsidiary.

“Maturity Date” means September 30, 2016, or if such day is not a Business Day, the next preceding Business Day.

“Moody’s” means Moody’s Investors Service, Inc., together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating securities.

“MSSF” means Morgan Stanley Senior Funding, Inc.

“Multiemployer Plan” means a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA, to which the Company, any of its Subsidiaries or any ERISA Affiliate makes, is making or is obligated to make contributions or, during the preceding six calendar years, has made, or been obligated to make, contributions.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto, or in the absence of the National Association of Insurance Commissioners or such successor, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar Governmental Authorities of the various states of the United States toward the promotion of uniformity in the practices of such Governmental Authorities.

“Net Income” means, for any Person for any Calculation Period, the net income (or loss) of such Person for such period as determined in accordance with GAAP.

“Net Proceeds” means (a) with respect to any Asset Sale or Casualty Event, the aggregate amount of cash and cash equivalents received in respect of such Asset Sale or Casualty Event, as the case may be (including any such amounts received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received and, in the case of a Casualty Event, insurance proceeds, condemnation awards and similar payments), minus the sum of (i) all costs and expenses (including legal fees, notarial fees, accountants’ fees, investment banking fees, survey costs and title insurance premiums) paid by the Company or any of its Subsidiaries to third parties, amounts applied to the repayment of Indebtedness (other than the Loans) secured by a Lien (other than a Lien that ranks pari passu with or junior to the Liens securing the Obligations) expressly permitted hereunder on any asset that is the subject of such Asset Sale or Casualty Event, costs of discontinuance (including any reasonable severance payments), Taxes other than Income Taxes (after taking into account any available tax credits, exemptions or deductions and any tax sharing arrangements) and other customary fees and expenses incurred in connection with such Asset Sale or Casualty Event and required to be paid in cash or deducted from the proceeds of such Asset Sale or Casualty Event, (ii) the estimated income tax or other Taxes to the extent payable by the Person selling or Disposing of such asset actually required to be paid in cash in connection with such Asset Sale (after taking into account any available tax credits, exemptions or deductions and any tax sharing arrangements), (iii) purchase price adjustments reasonably expected to be payable in connection therewith and the aggregate amount of reserves taken by the Company or any of its Subsidiaries in accordance with GAAP against indemnification obligations incurred in connection therewith (not to exceed, in the aggregate, 10% of the purchase price for the relevant Asset Sale) so long as, if any such amount ceases to be payable, it shall then become “Net Proceeds” and (iv) for an Insurance Subsidiary or any Subsidiary of an Insurance Subsidiary, any amounts that the Department will not permit such Insurance Subsidiary or such Subsidiary of an Insurance Subsidiary to distribute (including as a dividend or otherwise) directly or indirectly to the Company as a result of such Asset Sale or Casualty Event, and (b) with respect to any issuance of Capital Stock of, or capital contribution to, the Company or any Subsidiary, or any incurrence of Indebtedness by the Company or any of its Subsidiaries, the proceeds thereof in the form of cash and cash equivalents, minus the costs and expenses paid or payable within 90 days of incurrence (so long as, if any such amount is not paid within such period, it shall become “Net Proceeds” on the last day of such period) by the Company or any of its Subsidiaries to third parties in connection therewith (including legal fees, notarial fees, accountants’ fees, investment banking fees, underwriting discounts and commissions, taxes and other customary fees and expenses incurred in connection therewith) and required to be paid in cash or deducted from the proceeds of such issuance, contribution or incurrence. For purposes of this definition, the Net Proceeds received by any Person in respect of any Disposition shall include such cash or cash equivalents as may be received (“subsequent cash proceeds”) by such Person at any time or from time to time in connection with the sale, transfer, lease or other disposition, or otherwise in respect of, any consideration other than cash or cash equivalents received by such Person in respect of such Disposition, less the estimated income tax or other Taxes to the extent payable by the Person selling or Disposing of such asset to be paid in connection with the receipt of such subsequent cash proceeds (after taking into account any available tax credits, exemptions or deductions and any tax sharing arrangements) that was not theretofore deducted in computing Net Proceeds.

“Non-Consenting Lender” means a Lender that does not consent to an amendment or waiver pursuant to Section 10.01 that requires the consent of all or all affected Lenders in order to become effective and as to which Lenders holding more than 50% of the Loans under the Facility have consented.

“Non-Insurance Subsidiary” means any Subsidiary that is not an Insurance Subsidiary.

“Note” has the meaning specified in Section 2.04(b).

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Obligor arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Obligor of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Obligors under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts payable by any Obligor under any Loan Document and (b) the obligation of any Obligor to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Obligor.

“Obligors” means the Company and the Subsidiary Guarantors.

“OFAC” has the meaning set forth in the definition of “Embargoed Person.”

“Organization Documents” means (i) with respect to any corporation, the certificate or articles of incorporation, the bylaws, any certificate of designation or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and all applicable resolutions or consents of the governing body (or any committee thereof) of such limited liability company and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, and all applicable resolutions or consents of the governing body (or any committee thereof), or in the case of clauses (i), (ii) and (iii), the equivalent or comparable constituent documents with respect to any Foreign Subsidiary.

“Other Taxes” means any present or future recording, stamp, court or documentary Taxes or any other excise, sales or property Taxes, charges or similar levies that arise from any payment made under this Agreement or any other Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means, with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.

“Participant” has the meaning specified in Section 10.07(d).

“Patriot Act” has the meaning specified in Section 10.17.

“PBGC” means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to any of its principal functions under ERISA.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA that the Company, any of its Subsidiaries or any ERISA Affiliate sponsors or maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

“Perfection Certificate” means a certificate substantially in the form of Exhibit E to the Security Agreement or any other form approved by the Agent.

“Permitted Swap Obligations” means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a “market view” and (b) such Swap Contracts do not contain any provision (“walk-away” provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

“Permitted Transactions” means (a) mortgage-backed security transactions in which an investor sells mortgage collateral, such as securities issued by the Government National Mortgage Association and the Federal Home Loan Mortgage Corporation, for delivery in the current month while simultaneously contracting to repurchase “substantially the same” (as determined by the Public Securities Association and GAAP) collateral for a later settlement, (b) transactions in which an investor lends cash to a primary dealer and the primary dealer collateralizes the borrowing of the cash with certain securities, (c) transactions in which an investor lends securities to a primary dealer and the primary dealer collateralizes the borrowing of the securities with cash collateral, (d) transactions in which an investor makes loans of securities to a broker-dealer under an agreement requiring such loans to be continuously secured by cash collateral or United States government securities, (e) transactions structured as, and submitted to the NAIC Securities Valuation Office for approval as, Replication (Synthetic Asset) Transactions (RSAT) (provided that, to the extent that such approval is not granted in respect of any such transaction, such transaction shall cease to constitute a Permitted Transaction 30 days following the date of such rejection, denial or non-approval) and (f) transactions in which a federal home loan mortgage bank (a “FHLMB”) makes loans to an Insurance Subsidiary, that are sufficiently secured by appropriate assets of such Insurance Subsidiary consisting of government agency mortgage-backed securities in accordance with the rules, regulations and guidelines of such FHLMB for its loan programs.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority or other entity of whatever nature.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) that the Company or any of its Subsidiaries sponsors or maintains or to which the Company or any of its Subsidiaries makes, is making or is obligated to make, contributions and includes any Pension Plan.

“Pro Forma Basis” means, with respect to compliance with any test or covenant hereunder and in connection with any event or transaction requiring a calculation on a Pro Forma Basis for any period, compliance with such test or covenant after giving effect to such event or transaction, and (i) in the case of any Material Acquisition or Material Disposition, including pro forma adjustments only to the extent consistent with Article 11 of Regulation S-X under the Securities Act and using for purposes of determining such compliance (x) in the case of any Material Acquisition, the historical financial statements of all entities or assets so acquired or to be acquired and (y) the consolidated financial statements of the Company and its Subsidiaries, which shall be reformulated as if such Material Acquisition or Material Disposition, and any other Material Acquisitions or Material Dispositions that have been consummated during such period, had been consummated on the first day of such period; (ii) in the case of any incurrence or prepayment or repayment of Indebtedness (other than under revolving credit facilities in the ordinary course of business), assuming such Indebtedness was incurred, prepaid or repaid on the first day of such period and assuming that such Indebtedness bears interest during the portion of such period prior to the date of incurrence at, in the case of Indebtedness bearing interest at a floating rate, the weighted average of the interest rates applicable to outstanding Loans during such period and, in the case of Indebtedness bearing interest at a fixed rate, such fixed rate; (iii) in the case of the declaration or payment of any dividend, assuming such dividend had been declared and paid on the first day of such period; and (iv) making such other pro forma adjustments as would be permitted or required by Regulation S-X under the Securities Act; provided, however, that such compliance calculation shall take into account other cost savings measures identified by the Company which the Agent, in its reasonable business judgment, deems reasonably identifiable and factually supportable, and which cost savings measures have been certified by a Responsible Officer.

“Pro Rata Share” means, as to any Lender (a) at any time at which the Commitments under the Facility remain outstanding, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Lender’s Commitment under the Facility divided by the combined Commitments of all Lenders under the Facility, and (b) after the termination of the Commitments under the Facility, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of the principal amount of such Lender’s outstanding Loans under the Facility divided by the aggregate principal amount of the outstanding Loans of all the Lenders under the Facility.

“Purchase Money Debt” means Indebtedness incurred by a Person in connection with the purchase of fixed or capital assets by such Person, in which assets the seller or financier thereof has taken or retained a Lien; provided that (x) any such Lien attaches to such assets concurrently with or within 120 days after the purchase thereof by such Person and (y) at the time of incurrence of such Indebtedness, the aggregate principal amount of such Indebtedness shall not exceed the costs of the assets so purchased plus fees and expenses reasonably related thereto.

“Quarterly Statement” means the quarterly statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing quarterly statutory financial statements and shall contain the type of financial information permitted by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

“Refinance” means, with respect to any Indebtedness, to refinance, refund, renew, replace, exchange or extend such Indebtedness.

“Refinancing Indebtedness” means, with respect to any Indebtedness, any Refinancing of such Indebtedness; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being Refinanced except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such Refinancing and as otherwise permitted to be incurred pursuant to Section 7.01 (it being understood that any such Indebtedness otherwise permitted to be incurred shall constitute Indebtedness under the relevant provision of Section 7.01 pursuant to which it shall be incurred and not Refinancing Indebtedness), (b) such Refinancing Indebtedness shall have a final maturity date equal to or later than the final maturity date of, and has a Weighted

Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being Refinanced, (c) if the Indebtedness being Refinanced is contractually subordinated in right of payment to the Obligations, such Refinancing Indebtedness shall be contractually subordinated in right of payment to the Obligations on terms that are at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, taken as a whole, (d) such Refinancing Indebtedness shall be incurred by the Person or Persons who are the obligors on the Indebtedness being Refinanced or would otherwise be permitted to incur such Indebtedness (including any guarantees thereof pursuant to Section 7.01 and Section 7.09), (e) at the time thereof, no Event of Default shall have occurred and be continuing, (f) such Refinancing Indebtedness shall be unsecured if the Indebtedness being Refinanced is unsecured, (g) such Refinancing Indebtedness is not secured by any additional property or collateral other than (i) property or collateral securing the Indebtedness being Refinanced and (ii) proceeds and products thereof and (h) if any Liens securing the Indebtedness being Refinanced is subordinated to the Liens securing the Obligations, the Liens securing the Refinancing Indebtedness shall be subordinated to the Liens securing the Obligations on terms that are at least as favorable to the Secured Parties as those contained in the documentation governing the Indebtedness being Refinanced, taken as a whole.

“Register” has the meaning specified in Section 10.07(c).

“Reinsurance Agreements” means any agreement, contract, treaty, certificate or other arrangement by which any Insurance Subsidiary agrees to transfer or cede to another insurer all or part of the liability assumed or assets held by it under one or more insurance, annuity, reinsurance or retrocession policies, agreements, contracts, treaties, certificates or similar arrangements. Reinsurance Agreements shall include, but not be limited to, any agreement, contract, treaty, certificate or other arrangement that is treated as such by the applicable Department.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the Total Outstandings; provided that the portion of the Total Outstandings held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or legally binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of an Obligor. Any document delivered under any Loan Document that is signed by a Responsible Officer of an Obligor shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Obligor and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Obligor. Unless otherwise specified, “Responsible Officer” means a Responsible Officer of the Company.

“Restricted Payments” has the meaning set forth in Section 7.08.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc., together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating securities.

“SAP” means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) in the jurisdiction of such Insurance Subsidiary for the preparation of annual statements and other financial reports by insurance companies of the same type as such Insurance Subsidiary that are applicable to the circumstances as of the date of filing of such statement or report.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Secured Guarantee” has the meaning specified in the Security Agreement.

“Secured Obligations” has the meaning specified in the Security Agreement.

“Secured Parties” has the meaning specified in the Security Agreement.

“Secured Swap Contract” means any Swap Contract entered into by an Obligor with a Lender (or an Affiliate of a Lender), at the time such Swap Contract was entered into, to hedge interest rate risk of such Obligor and Subsidiaries that are not Insurance Subsidiaries.

“Securities Act” means the Securities Act of 1933 and the regulations promulgated thereunder.

“Security Agreement” means the Guarantee and Security Agreement, dated as of the Closing Date, among the Obligors and the Agent, substantially in the form attached hereto as Exhibit F.

“Security Agreement Collateral” means all property pledged or granted as collateral pursuant to the Security Agreement.

“Security Documents” means the Security Agreement, each mortgage and each other security agreement, instrument or document executed and delivered pursuant thereto or pursuant to Section 6.12 or Section 6.13 to secure any of the Secured Obligations.

“Senior Secured Notes” means $275.0 million aggregate principal amount of 9.00% senior secured notes due 2018 of the Company issued under the Senior Secured Notes Indenture.

“Senior Secured Notes Documents” means the Senior Secured Notes Indenture and the other documents governing the Senior Secured Notes.

“Senior Secured Notes Indenture” means the Indenture, dated as of the Closing Date, between the Company, the Subsidiary Guarantors and Wilmington Trust FSB, as trustee.

“Single Employer Pension Plan” means a pension plan as such term is defined in Section 3(2) of ERISA, other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA, to which the Company, any of its Subsidiaries or any ERISA Affiliate may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Statutory Net Income” means, for any period, the net income of an Insurance Subsidiary determined in accordance with SAP.

“Subsidiary” of a Person means any corporation, partnership, limited liability company, limited liability partnership, joint venture, trust, association or other unincorporated organization of which or in which such Person and such Person’s Subsidiaries own directly or indirectly more than 50% of (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors, if it is a corporation, (b) the voting or managing interests (which shall mean the general partner in the case of a partnership), if it is a partnership, joint venture or similar entity, (c) the beneficial interest, if it is a trust, association or other unincorporated organization or (d) the membership interest, if it is a limited liability company; provided that neither Resortport Investment Partnership nor any of its Subsidiaries shall be considered a Subsidiary for any purpose of this Agreement. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Subsidiary Guarantors” means each Subsidiary listed on the signature pages of the Security Agreement under the caption “Subsidiary Guarantors” and each Subsidiary that shall, at any time after the date thereof, become a Subsidiary Guarantor pursuant to Section 23 of the Security Agreement. For the avoidance of doubt, no Insurance Subsidiary, Subsidiary of an Insurance Subsidiary, Foreign Subsidiary or, subject to Section 6.12(b), Immaterial Subsidiary shall be required to be a Subsidiary Guarantor.

“Surplus Debentures” means, as to any Insurance Subsidiary, debt securities of such Insurance Subsidiary issued to the Company or any other Subsidiary the proceeds of which are permitted to be included, in whole or in part, as Capital and Surplus of such Insurance Subsidiary as approved and permitted by the applicable Department.

“Swap Contract” means any agreement relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and any master agreement relating to or governing any or all of the foregoing.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

“Synthetic Purchase Agreement” means any agreement pursuant to which the Company or any of its Subsidiaries is or may become obligated to make (a) any payment in connection with the purchase by any third party from a Person other than the Company or any of its Subsidiaries (other than any Subsidiary that is a Subsidiary of an Insurance Subsidiary but is not itself an Insurance Subsidiary) of any Capital Stock or Indebtedness of the Company or any of its Subsidiaries (other than any Subsidiary that is a Subsidiary of an Insurance Subsidiary but is not itself an Insurance Subsidiary) or (b) any payment the amount of which is determined by reference to the price or value at any time of any such Capital Stock or Indebtedness; provided that (i) no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Company or any of its Subsidiaries (or to their heirs or estates) and (ii) no such agreement in respect of any Disposition of any Capital Stock of a Subsidiary of the Company that is permitted by Section 7.03 shall in either case be deemed to be a Synthetic Purchase Agreement.

“Tax Sharing Agreement” means the amended and restated consolidated income tax agreement dated January 1, 2004 among the Company and certain of its Subsidiaries and any amendment, extension, renewal or replacement thereof.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Capitalization” means, without duplication, (a) the amount described in clause (a) of the definition of “Debt to Total Capitalization Ratio” plus (b) the Total Shareholders’ Equity of the Company.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans.

“Total Shareholders’ Equity” means the total common and preferred shareholders’ equity of the Company as determined in accordance with GAAP (calculated excluding (i) unrealized gains (losses) on securities as determined in accordance with FASB ASC 320 (Investments–Debt and Equity Securities) and (ii) any charges taken to write off any goodwill included on the Company’s balance sheet on the Effective Date to the extent such charges are required by FASB ASC 320 (Investments–Debt and Equity Securities) and ASC 350 (Intangibles–Goodwill and Others).

“Transaction Liens” means the Liens granted by the Obligors under the Security Documents.

“Transactions” means the execution, delivery and performance by each Obligor of the Loan Documents to which it is to be a party, the borrowing of the Loans hereunder on the Closing Date, the refinancing of the Existing Credit Agreement, the offering of the Senior Secured Notes and the payment of fees and expenses incurred in connection with the foregoing.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 400l(a)(16) of ERISA over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“United States” and “U.S.” each means the United States of America.

“Voting Stock” of any Person means Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of the board of directors or similar governing body of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” means any Person in which all of the Capital Stock (other than directors’ and national citizen qualifying shares or similar de minimis holdings by another Person, in each case, as required by law) is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

Section 1.02. Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c) (i) The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(ii) The term “including” is not limiting and means “including without limitation.”

(iii) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(d) Unless otherwise expressly provided herein or the context requires otherwise, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation, (iii) any reference herein to a Person shall be construed to include such Person’s permitted successors and assigns and (iv) the word “property” shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent’s or Lenders’ involvement in their preparation.

Section 1.03. Classification of Loans and Borrowings.

For purposes of this Agreement, Loans may be classified and referred to by Interest Type (e.g., a “Eurodollar Rate Loan”). Borrowings also may be classified and referred to by Interest Type (e.g., a “Eurodollar Rate Borrowing”).

Section 1.04. Accounting Principles.

(a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP as in effect from time to time, consistently applied. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) References herein to particular columns, lines or sections of any Person’s Annual Statement shall be deemed, where appropriate, to be references to the corresponding column, line or section of such Person’s Quarterly Statement, or if no such corresponding column, line or section exists or if any report form changes, then to the corresponding item referenced thereby. In the event the columns, lines or sections of the Annual Statement or Quarterly Statement referenced herein are changed or renumbered from the columns, lines and sections applicable to the 2009 Annual Statement, or the September 30, 2010 Quarterly Statement, all such references shall be deemed references to such column, line or section as so renumbered or changed.

(c) In the event of any future Material Acquisition or Material Disposition, determinations of compliance with the financial covenants contained herein for any applicable calculation period shall be made on a Pro Forma Basis.

(d) If, at any time after the date of this Agreement, any material change is made to GAAP or the Company’s accounting practices that would affect in any material respect the determination of compliance with the covenants set forth in this Agreement, the Company shall notify the Agent of the change and the Company and the Agent shall negotiate in good faith to amend such covenant, subject to the approval of the Required Lenders, to restore the Company and the Lenders to the position they occupied before the implementation of such material change in GAAP or accounting practices; provided that if the Company and the Agent are unable to reach agreement within 30 days following the implementation of such material change, the Agent shall be permitted, acting in good faith, to make such amendments, in each case subject to the approval of the Required Lenders, to the covenants set forth in this Agreement as it reasonably determines are necessary to restore the Company and the Lenders to the position they occupied prior to the implementation thereof.

ARTICLE 2

THE CREDITS

Section 2.01. Loan.

(a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make a single loan (a “Loan”) to the Company on the Effective Date in an amount not to exceed such Lender’s Commitment at such time. The Borrowing shall consist of Loans made simultaneously by the Lenders ratably according to their Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

(b) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Interest Type made by the Lenders ratably in accordance with their respective Commitments.

(c) Subject to Section 2.03, Loans may be Base Rate Loans or Eurodollar Rate Loans; provided that any Eurodollar Rate Loans shall have an Interest Period of not greater than one month until the earlier of (i) 90 days from the Effective Date and (ii) completion of syndication of the Facility (as determined by the Agent).

(d) Loans shall be convertible from one Interest Type to the other; provided that (x) the Company may not select the Eurodollar Rate for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 and (y) there shall not be more than 10 different Interest Periods in effect in respect of all Loans then outstanding.

Section 2.02. [RESERVED].

Section 2.03. Borrowing, Conversion and Continuation of Loans.

(a) Each Borrowing and each conversion of Loans from one Interest Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Company’s irrevocable written notice to the Agent in the form of a Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each such notice must be received by the Agent not later than 12:00 Noon (New York City time) (i) on the requested date of a Borrowing of Base Rate Loans, and (ii) three Business Days prior to the requested date of a Borrowing or any conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans; provided that, in the case of any Borrowing of Eurodollar Rate Loans on the Effective Date, such notice shall be accompanied by a customary funding indemnity letter in favor of the Agent, and in form and substance reasonably satisfactory to the Agent.

(b) Each Loan Notice shall specify (i) whether the Company is requesting a borrowing of Loans, a conversion of Loans from one Interest Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Interest Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto (each such Interest Period shall comply with the provisions of the definition of “Interest Period”).

(c) If the Company fails to specify an Interest Type of Loan in a Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then such Loans shall be continued as of the last day of the applicable Interest Period as Eurodollar Rate Loans having a one month Interest Period. If the Company requests a borrowing of, conversion to, or continuation of, Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(d) Following receipt of a Loan Notice, the Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Agent shall notify each Lender of the details of any automatic extension of such Eurodollar Rate Loan for a one month Interest Period. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Agent in immediately available funds at the Agent’s Office not later than 1:00 p.m. (New York City time) on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.01, the Agent shall make all funds so received available to the Company in like funds as received by the Agent either by (i) crediting the account of the Company on the books of the Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Agent by the Company.

(e) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.

(f) Notwithstanding any contrary provision hereof, if (i) an Event of Default as set forth in Section 8.01(a), (f) or (g) has occurred and is continuing, unless the Required Lenders otherwise consent or (ii) any other Event of Default has occurred and is continuing and the Required Lenders have requested, each Borrowing will be converted into a Base Rate Borrowing at the end of the Interest Period applicable thereto.

(g) The Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Agent shall notify the Company and the Lenders of any change in the U.S. Prime Rate used in determining the Base Rate promptly following the public announcement of such change.

(h) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

Section 2.04. Notes; Loan Accounts.

(a) Each Loan made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender and by the Agent in the ordinary course of business. The loan accounts or records maintained by the Agent and each Lender shall be presumptive evidence of the amount of the Loans made by the Lenders to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error.

(b) Upon the request of any Lender made through the Agent, instead of or in addition to loan accounts, the Loans made by each Lender may be evidenced by one or more notes in substantially the form of Exhibit B hereto (each such note, a “Note”). Each Lender shall endorse on the schedules annexed to its Note the date, amount and maturity of each Loan deemed made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Lender is irrevocably authorized by the Company to endorse its Note and each Lender’s record shall be conclusive absent demonstrable error; provided that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Lender.

Section 2.05. Termination of Commitments.

Unless previously terminated, the Loan Commitments under the Facility will terminate on the Effective Date immediately after the funding of Loans.

Section 2.06. Payment at Maturity.

The Company shall repay to the Agent on the Maturity Date, for the account of each Lender, the then unpaid principal amount of such Lender’s Loans together with accrued and unpaid interest thereon to but excluding the date of such payment.

Section 2.07. Repayment of Loans.

The Company shall repay to the Agent, for the ratable account of the Lenders, the aggregate principal amount of Loans set forth below, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment, on the following dates or if any such date is not a Business Day, on the immediately preceding Business Day (which installments shall be reduced as a result of the application of prepayments in accordance with Section 2.08(c)):

Date	Amortization Payment
March 31, 2011	$7,500,000
June 30, 2011	$7,500,000
September 30, 2011	$7,500,000
December 31, 2011	$7,500,000
March 31, 2012	$10,000,000
June 30, 2012	$10,000,000
September 30, 2012	$10,000,000
December 31, 2012	$10,000,000
March 31, 2013	$13,750,000
June 30, 2013	$13,750,000
September 30, 2013	$13,750,000
December 31, 2013	$13,750,000
March 31, 2014	$18,750,000
June 30, 2014	$18,750,000
September 30, 2014	$18,750,000
December 31, 2014	$18,750,000
March 31, 2015	$21,250,000
June 30, 2015	$21,250,000
September 30, 2015	$21,250,000
December 31, 2015	$21,250,000
March 31, 2016	$30,000,000
June 30, 2016	$30,000,000
September 30, 2016 (Maturity Date)	$30,000,000

; provided that to the extent not previously paid, all Loans shall be due and payable on the Maturity Date.

Section 2.08. Optional and Mandatory Prepayments.

(a) Optional Prepayments. The Company will have the right at any time to prepay any Borrowing in whole or in part, in minimum amounts of $1,000,000 or any multiple of $1,000,000 in excess thereof, subject to the provisions of this Section.

(b) Mandatory Prepayments. The Company shall be required to make mandatory prepayments as set forth in subclauses (i) to (v) below; provided that subclauses (ii), (iii), and (iv) shall not apply if (x) the Debt to Total Capitalization Ratio is equal to or less than 20% and (y) either (1) each of the Company’s Insurance Subsidiaries (other than Conseco Life Insurance Company, Conseco Life Insurance Company of Texas and Bankers Conseco Life Insurance Company) has a financial strength rating of not less than A- (stable) from A.M. Best Company, in each case at the time such prepayment is required to be made (the “Financial Strength Rating Condition”) or (2) the Facility has a rating of not less than BBB- (stable) from S&P and Baa3 (stable) from Moody’s, in each case at the time such prepayment is required to be made.

(i) Indebtedness. Within one Business Day after any Net Proceeds are received by or on behalf of the Company or any Subsidiary in respect of the incurrence of any Indebtedness pursuant to Section 7.01(a)(i)(B), the Company shall prepay Loans in an aggregate amount equal to such Net Proceeds.

(ii) Equity Issuances. Within five Business Days after any Net Proceeds are received by or on behalf of the Company or any Subsidiary in respect of the issuance by the Company or such Subsidiary of any Capital Stock (other than Disqualified Capital Stock), or the receipt by the Company or such Subsidiary of any capital contribution (other than (x) issuances of Capital Stock to the Company or any of its Subsidiaries or capital contributions by the Company or any of its Subsidiaries or (y) the issuance of Capital Stock to, or otherwise acquired by, directors, officers or employees of the Company or any of its Subsidiaries pursuant to any stock option, restricted stock or similar compensation plan approved by the board of directors of the Company or (z) the issuance of Capital Stock as consideration for, or the Net Proceeds of which are used to fund, an Acquisition permitted under this Agreement), the Company shall prepay Loans in an aggregate amount equal to 50% of such Net Proceeds.

(iii) Asset Sales. Within five Business Days after any Net Proceeds are received by or on behalf of the Company or any Subsidiary in respect of any Asset Sale, the Company shall prepay Loans in an aggregate amount equal to such Net Proceeds; provided that a prepayment of Loans shall be required pursuant to this paragraph only to the extent that the aggregate Net Proceeds of all Asset Sales in any Fiscal Year exceeds $5,000,000; provided that so long as no Event of Default shall have occurred and be continuing, and except in the case of the Net Proceeds from any sale of an Insurance Subsidiary that would constitute a Material Disposition, the Company may reinvest all or any portion of such Net Proceeds in assets useful in its business so long as, within 180 days after the receipt of such Net Proceeds, such reinvestment shall have been consummated or the Company shall have entered into a definitive agreement for such reinvestment, and such reinvestment shall have been consummated no later than 270 days after the receipt of such Net Proceeds (in each case, as certified by the Company in writing to the Agent); and provided further that any Net Proceeds not subject to such definitive agreement or so reinvested by such 180th or 270th day, as the case may be, shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.08(b)(iii).

(iv) Casualty Events. Within five Business Days after any Net Proceeds are received by or on behalf of the Company or any Subsidiary (that is not an Insurance Subsidiary or a Subsidiary of an Insurance Subsidiary) in respect of any Casualty Event, the Company shall prepay Loans in an aggregate amount equal to such Net Proceeds; provided that a prepayment of Loans shall be required pursuant to this paragraph only to the extent that the aggregate Net Proceeds of all Casualty Events in any Fiscal Year exceeds $10,000,000; provided that, so long as no Event of Default shall have occurred and be continuing, the Company may apply all or any portion of such Net Proceeds to the repair or restoration of the property subject to such Casualty Event or the acquisition of replacement property so long as within 365 days after the receipt of such Net Proceeds, such repair, restoration or replacement shall have been consummated (as certified by the Company in writing to the Agent); and provided, further that any Net Proceeds not so applied by such 365th day shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.08(b)(iv).

(v) Restricted Payments. Concurrently with or prior to any Restricted Payment pursuant to Section 7.08(d) or Section 7.08(e) (including any payment made pursuant to Section 7.10(a)(iv) deemed to be such a Restricted Payment), the Company shall prepay Loans in an aggregate amount equal to 100% of such Restricted Payment.

(c) Application of Prepayments. Each prepayment of any Loans pursuant to Sections 2.08(b)(i) to (iv) shall be applied, first, to the Loans for application to the scheduled principal repayments thereof due within twelve months after the occurrence of the event giving rise to such prepayment in direct order of maturity and, second, to the Loans for application ratably to the remaining principal repayment installments thereof until paid in full. Each prepayment of Loans pursuant to Section 2.08(b)(v) shall be applied to the scheduled principal repayments of the Loans in inverse order of maturity. Each prepayment pursuant to Section 2.08(a) shall be applied to the remaining scheduled principal repayments of Loans as directed by the Company and, if not specified by the Company, to the remaining scheduled principal repayments of Loans in direct order of maturity.

(d) Notice of Prepayments. The Company shall notify the Agent in writing of any prepayment of any Borrowing hereunder (i) in the case of a Eurodollar Rate Borrowing, not later than 12:00 Noon (New York City time) three Business Days before the date of prepayment and (ii) in the case of a Base Rate Borrowing, not later than 12:00 Noon (New York City time) on the prepayment date. Each such notice shall be irrevocable (other than to the extent provided in connection with refinancing the Obligations) and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of Net Proceeds giving rise to such prepayment. Promptly after it receives any such notice, the Agent shall advise the Lenders of the contents thereof.

Section 2.09. Interest.

(a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof for each day at a rate per annum equal to the Base Rate plus the Applicable Margin.

(b) Each Eurodollar Rate Loan shall bear interest on the outstanding principal amount for each Interest Period applicable thereto at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin.

(c) Notwithstanding the foregoing, upon the occurrence of any Event of Default, for so long as such Event of Default shall be continuing, the principal of and interest on each Loan shall, without further notice in the case of any Event of Default pursuant to Section 8.01(a), (f) or (g), and upon notice from the Agent (upon the instruction of the Required Lenders) in the case of any other Event of Default, bear interest, after as well as before judgment to the extent permitted by law, at a rate per annum equal to 2% plus the rate otherwise applicable to such Loan as provided in the preceding subsections of this Section. In addition, if any fee or other amount (other than principal or interest on any Loan) payable by the Company pursuant to any Loan Document is not paid when due, whether upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment to the extent permitted by law, at a rate per annum equal to 2.0% plus the rate otherwise applicable to Base Rate Loans as provided in the preceding subsections of this Section.

(d) Interest on each Loan shall be paid in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.09(c) shall be payable on demand of the Agent (upon the instruction of the Required Lenders; provided no such instruction shall be required in the case of an Event of Default pursuant to Section 8.01(a), (f), or (g)), (ii) upon any repayment or prepayment of any Loan, interest accrued on the principal amount repaid shall be payable on the date of such repayment and (iii) upon any conversion of a Eurodollar Rate Loan before the end of the current Interest Period therefor, interest accrued on such Loan shall be payable on the effective date of such conversion.

(e) Anything herein to the contrary notwithstanding, the obligations of the Company to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Company shall pay such Lender interest at the highest rate permitted by applicable law.

Section 2.10. Fees.

The Company shall pay to the Agent, for its own account, fees payable in the amounts and at the times separately agreed upon by the Company and the Agent. Such fees shall be fully earned when paid and shall not be refundable under any circumstances.

Section 2.11. Computation of Fees and Interest.

(a) All computations of interest for Base Rate Loans when the Base Rate is determined by the “U. S. Prime Rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

(b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Lenders in the absence of demonstrable error. The Agent will, at the request of the Company or any Lender, deliver to the Company or the Lender, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate and the resulting interest rate.

Section 2.12. Payments Generally.

(a) All payments to be made by the Company under the Loan Documents shall be made without condition or deduction for any defense, set-off, recoupment or counterclaim. Except as otherwise expressly provided in any Loan Document, all payments to be made by the Company under any Loan Document shall be made to the Agent for the account of the Lenders at the Agent’s Office, and shall be made in dollars and in immediately available funds, no later than 3:00 p.m. (New York City time) on the date specified in such Loan Document. The Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 3:00 p.m. (New York City time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

(b) Subject to the provisions set forth in the definition of “Interest Period” herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c) Unless the Company or any Lender has notified the Agent, prior to the date any payment is required to be made by it to the Agent hereunder, that the Company or such Lender, as the case may be, will not make such payment, the Agent may assume that the Company or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Agent in immediately available funds, then:

(i) if the Company failed to make such payment, each Lender shall forthwith on demand repay to the Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Agent to the Company to the date such amount is recovered by the Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Agent’s demand therefor, the Agent may make a demand therefor upon the Company, and the Company shall pay such amount to the Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights that the Agent or the Company may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Agent to any Lender or the Company with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Company by the Agent because the conditions to the extension of Loans set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, the Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Section 2.13. Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment (a) on account of any Obligations due and payable hereunder and under the other Loan Documents at such time resulting in such Lender receiving payment in excess of its ratable share (calculated according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) of or on account of any of Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (calculated according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time, then in each case, such Lender shall (x) notify the Agent of such fact, and (y) purchase (for cash at face value) participations in the Obligations of the other Lenders due and payable or owing, as the case may be, or make such other adjustments as shall be equitable, so that the benefit of such excess payments shall be shared by all such Lenders, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (1) any payment made by the Company pursuant to and in accordance with the express terms of this Agreement or (2) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Obligor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Obligor rights of setoff and counterclaim (subject to Section 10.09) with respect to such participation as fully as if such Lender were a direct creditor of such Obligor in the amount of such participation.

ARTICLE 3

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01. Taxes.

(a) Payments Free of Indemnified Taxes and Other Taxes. Any and all payments by or on account of any obligation of any Obligor hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes, provided that if any applicable withholding agent shall be required by applicable law to deduct or withhold any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable by the applicable Obligor shall be increased as necessary so that after all required deductions or withholdings have been made (including deductions applicable to additional sums payable under this Section) the Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall make such deductions or withholdings and (iii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Company. Without limiting the provisions of subsection (a) above, the Company shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Company. Without duplication of Section 3.01(a), the Company shall indemnify the Agent and each Lender, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed on or attributable to amounts payable under this Section) imposed on or payable by the Agent or such Lender, as the case may be, and reasonable expenses arising therefrom, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. If the Company reasonably believes that there is an appropriate basis to pursue a refund of any Indemnified Tax or Other Tax indemnified by the Company under this Section 3.01(c), or for which any Obligor has paid additional amounts under Section 3.01(a), the affected Agent or Lender (as applicable) shall, upon the Company’s written request and at the Company’s expense, pursue such refund; provided that no Agent or Lender shall be obligated to pursue any such refund if such Agent or Lender determines in good faith that it would be materially disadvantaged or prejudiced, or subject to any unreimbursed cost or expense, by pursuing such refund. Any refund described in the preceding sentence that is received by the Agent or any Lender shall be payable to the Company to the extent provided in Section 3.01(g).

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Obligor to a Governmental Authority, the Company shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or other evidence of such payment reasonably satisfactory to the Agent.

(e) Status of Lenders. Each Lender shall deliver to the Company and to the Agent, whenever reasonably requested by the Company or the Agent, such properly completed and executed documentation prescribed by applicable laws and such other reasonably requested information as will permit the Company or the Agent, as the case may be, (A) to determine whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) to determine, if applicable, the required rate of withholding or deduction and (C) to establish such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender pursuant to any Loan Document or otherwise to establish such Lender’s status for withholding tax purposes in an applicable jurisdiction. If any form, certification or other documentation provided by a Lender pursuant to this Section 3.01(e) (including any of the specific documentation described below) expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly notify the Company and the Agent in writing and shall promptly update or otherwise correct the affected documentation or promptly notify the Company and the Agent in writing that such Lender is not legally eligible to do so.

Without limiting the generality of the foregoing,

(A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Company and the Agent duly completed and executed originals of IRS Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Company or the Agent (in such number of signed originals as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon request of the Company or the Agent) as will enable the Company or the Agent, as the case may be, to determine whether or not such Lender is subject to U.S. federal backup withholding or information reporting requirements; and

(B) each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of U.S. federal withholding tax with respect to any payments hereunder or under any other Loan Document shall deliver to the Company and the Agent (in such number of signed originals as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Agent), duly completed and executed copies of whichever of the following is applicable:

(i) IRS Form W-8BEN (or any successor thereto) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii) IRS Form W-8ECI (or any successor thereto) claiming that specified payments (as applicable) under this Agreement or any other Loan Documents (as applicable) constitute income that is effectively connected with such Foreign Lender’s conduct of a trade or business in the United States,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Sections 881(c) or 871(h) of the Code (the “Portfolio Interest Exemption”), (x) a certificate, substantially in the form of Exhibit G-1, G-2, G-3 or G-4, as applicable (a “Tax Status Certificate”), to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Company, within the meaning of Section 881(c)(3)(B) of the Code or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no interest to be received is effectively connected with a U.S. trade or business and (y) IRS Form W-8BEN (or any successor thereto),

(iv) where such Lender is a partnership (for U.S. federal income tax purposes) or otherwise not a beneficial owner (e.g., where such Lender has sold a participation), IRS Form W-8IMY (or any successor thereto) and all required supporting documentation (including, where one or more of the underlying beneficial owner(s) is claiming the benefits of the Portfolio Interest Exemption, a Tax Status Certificate of such beneficial owner(s) (provided that, if the Foreign Lender is a partnership and not a participating Lender, the Tax Status Certificate from the beneficial owner(s) may be provided by the Foreign Lender on behalf of the beneficial owner(s)), or

(v) any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Company or the Agent to determine the withholding or deduction required to be made; and

(C) Each Lender shall deliver to the Company and the Agent (in such number of duly completed and executed originals as shall be requested by the recipient), at such time or times reasonably requested by the Company or the Agent, such documentation prescribed by applicable law or reasonably requested by the Company or the Agent (1) to comply with the Company’s and/or Agent’s obligations under FATCA, (2) to determine that such Lender has complied with such Lender’s obligations under FATCA and/or (3) to determine the amount to deduct and withhold from any payment under this Agreement or the other Loan Documents pursuant to FATCA.

Notwithstanding anything to the contrary in this Section 3.01(e), no Lender shall be required to deliver any documentation that it is not legally eligible to provide.

(f) Indemnification by the Lenders. Each Lender shall severally indemnify each Obligor for any Excluded Taxes attributable to such Lender that are imposed on or are payable by such Obligor (and any reasonable expenses arising therefrom) as a result of the failure of such Lender to deliver any documentation pursuant to Section 3.01(e) that such Lender was required and legally eligible to provide, or as a result of such Lender providing any documentation that such Lender was not legally eligible to provide. Any indemnification payment due under this Section 3.01(f) shall be payable to the Company within 10 Business Days after written demand therefor.

(g) Treatment of Certain Refunds. If the Agent or any Lender determines, in its good faith discretion, that it has received a refund (whether received in cash or applied as an offset against other Taxes due) of any Indemnified Taxes or Other Taxes as to which it has been indemnified by an Obligor or with respect to which an Obligor has paid additional amounts pursuant to this Section, it shall promptly pay to the Company an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by an Obligor under this Section 3.01 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent or such Lender (including any Taxes), as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Company, upon the request of the Agent or such Lender, agrees to repay the amount paid over to the Company (plus any penalties, interest or other charges imposed by the relevant Governmental Authority (other than any penalties arising from the gross negligence or willful misconduct of the Agent or the Lender)) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority. Such Lender or Agent, as the case may be, shall, at the Company’s reasonable request, provide the Company with a copy of any notice of assessment or other evidence reasonably satisfactory to the Company of the requirement to repay such refund received from the relevant taxing authority. This subsection shall not be construed to require the Agent, or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Company or any other Person.

Section 3.02. Illegality.

(a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, after the Effective Date, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make Eurodollar Rate Loans, then, on notice thereof by the Lender to the Company through the Agent, any obligation of that Lender to make Eurodollar Rate Loans shall be suspended until the Lender notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

(b) If a Lender determines that it is unlawful for such Lender to maintain any Eurodollar Rate Loan after the Effective Date, the Company shall, upon its receipt of written notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such Eurodollar Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 3.04, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Eurodollar Rate Loan. If the Company is required to so prepay any Eurodollar Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Lender, in the amount of such prepayment, a Base Rate Loan.

(c) If the obligation of any Lender to make or maintain Eurodollar Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Lender through the Agent, that all Loans which would otherwise be made or maintained by the Lender as Eurodollar Rate Loans shall instead be Base Rate Loans.

(d) Before giving any notice to the Agent under this Section 3.02, the affected Lender shall designate a different Lending Office with respect to its Eurodollar Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

Section 3.03. Increased Costs and Reduction of Return.

(a) If any Lender determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) after the Effective Date, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Company shall be liable for, and shall from time to time, promptly upon written demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs. Notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, orders, requests, guidelines or directives in connection therewith are deemed to have been adopted and to have taken effect after the date hereof.

(b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender (or its Lending Office) or any corporation controlling the Lender with any Capital Adequacy Regulation, in each case after the Effective Date, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy and such Lender’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, thirty (30) days after written demand by such Lender to the Company through the Agent, the Company shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase; provided that the Company shall not be required to compensate a Lender for any such increases in capital for any period more than 120 days prior to the date such Lender delivers such demand.

(c) Section 3.01 and not this Section 3.03 shall be the only Section of this Agreement that applies to increased costs with respect to Indemnified Taxes, Excluded Taxes and Other Taxes.

Section 3.04. Funding Losses.

The Company shall reimburse each Lender and hold each Lender harmless from any loss (other than loss of profits or the Applicable Margin) or expense which the Lender may sustain or incur as a consequence of:

(a) the failure of the Company to make on a timely basis any payment of principal of any Eurodollar Rate Loan;

(b) the failure of the Company to continue a Loan after the Company has given (or is deemed to have given) a Notice of Continuation;

(c) the failure of the Company to make any prepayment of any Loan in accordance with any notice delivered under Section 2.08; or

(d) the prepayment (including pursuant to Section 2.08) or other payment (including after acceleration thereof) of a Eurodollar Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Eurodollar Rate Loans or from fees payable to terminate the deposits from which such funds were obtained, but excluding any administrative fee or other amount chargeable by such Lender for the calculation of such loss. For purposes of calculating amounts payable by the Company to the Lenders under this Section 3.04 and under Section 3.03(a), each Eurodollar Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Eurodollar Rate used in determining the Eurodollar Rate for such Eurodollar Rate Loan (but without giving effect to the proviso to the definition of “Eurodollar Rate”) by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan is in fact so funded.

Section 3.05. Inability to Determine Rates.

If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Agent (upon the instruction of the Required Lenders) revokes such notice in writing. Upon receipt of such notice, the Company may revoke any notice of continuation then submitted by it pursuant to Section 2.03. If the Company does not revoke such notice of continuation, the Lenders shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Eurodollar Rate Loans. Notwithstanding the foregoing, the Agent and each Lender shall take any reasonable actions available to them (including designation of different Lending Offices), consistent with legal and regulatory restrictions, that will avoid the need to take the steps described in this Section 3.05, which will not, in the reasonable judgment of the Agent or such Lender, be disadvantageous to the Agent, such Lender or the Company, as compared to the steps described in this Section 3.05.

Section 3.06. Certificates of Lenders.

Any Lender claiming reimbursement or compensation under this Article shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Company in the absence of demonstrable error. Such certificate shall set forth in reasonable detail (in the form of Exhibit E hereto for amounts claimed with respect to Eurodollar Rate Loans under Section 3.04 and in a form reasonably determined by the applicable Lender with respect to Base Rate Loans) the methodology used in determining the amount payable to the Lender.

Section 3.07. Substitution of Lenders.

If the Company receives notice from any Lender of a claim for compensation under Section 3.01, 3.02 or 3.03, the Company may, upon notice to such Lender and the Agent, replace such Lender by causing such Lender to assign its Loans (with the assignment fee to be paid by the Company in such instance) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Company; provided that (x) the Company shall be obligated to replace all Lenders that have made similar requests for compensation and (y) each such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it under the Loan Documents from the applicable assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts). The Company shall release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender’s outstanding Loans.

Section 3.08. Survival.

The agreements and obligations of the Company in Section 3.01, Section 3.03, Section 3.04 and Section 3.06 shall survive the termination of this Agreement and the payment of all other Obligations.

ARTICLE 4

CONDITIONS PRECEDENT

Section 4.01. Conditions of Initial Borrowing.

The obligation of each Lender to make any Loans hereunder on the Closing Date is subject to satisfaction of the following conditions precedent:

(a) The Agent shall have received each of the following, each of which shall be originals or facsimiles or Adobe PDFs delivered by electronic mail (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Obligor, each dated the Effective Date (or, in the case of certificates of governmental officials, a recent date before the Effective Date) and each in form and substance reasonably satisfactory to the Agent and each of the Lenders:

(i) executed counterparts of this Agreement, the Security Agreement and the Intercreditor Agreement sufficient in number for distribution to the Agent, each Lender and the Company; and

(ii) a Note executed by the Company in favor of each Lender that has requested a Note at least three Business Days prior to the Effective Date.

(b) The Agent shall have received:

(i) copies of the resolutions of the board of directors, authorized subcommittee thereof, or other equivalent body of each Obligor authorizing the Transactions to which such Obligor is a party, certified as of the Effective Date by the Secretary or an Assistant Secretary of such Obligor (or in the case of a limited liability company, of its manager); and

(ii) a certificate of the Secretary or Assistant Secretary of each Obligor (or in the case of a limited liability company, of its manager) certifying the names and true signatures of the officers of such Obligor authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by such Obligor hereunder.

(iii) the following personal property collateral requirements:

(A) certificates representing the Pledged Equity referred to in the Security Agreement that constitutes certificated securities (as defined in the Uniform Commercial Code) accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank to the extent required by the Security Agreement;

(B) proper financing statements in form appropriate for filing, duly prepared for filing under the Uniform Commercial Code of all jurisdictions that the Agent may deem necessary in order to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement;

(C) proper filings in form appropriate for filing with the United States Patent and Trademark Office and United States Copyright Office together with evidence that all action that the Agent may deem necessary in order to perfect the Liens created under the Intellectual Property Security Agreement (as defined in the Security Agreement) has been taken or will be taken promptly after the Closing Date;

(D) evidence of the completion of, or of arrangements reasonably satisfactory to the Agent for the completion of, all other actions, recordings and filings of or with respect to the Security Agreement that the Agent may deem necessary in order to perfect the Liens created thereby;

(E) evidence that all other action that the Agent may deem necessary in order to perfect the Liens created under the Security Agreement has been taken or that arrangements reasonably satisfactory to the Agent for the completion thereof have been made;

(F) certified copies of Uniform Commercial Code, tax and judgment lien searches, or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Obligor as debtor and that are filed in those state and county jurisdictions in which any Obligor is organized or maintains its principal place of business and such other searches that the Agent deems necessary; and United States Patent and Trademark Office and United States Copyright Office searches in form and scope reasonably satisfactory to the Agent; and

(G) evidence reasonably acceptable to the Agent of payment or arrangements for payment by the Loan Parties of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Security Documents.

(c) The Agent shall have received:

(i) the articles or certificate of incorporation or equivalent document of each Obligor as in effect on the Effective Date, certified by the Secretary of State of its state of incorporation or organization as of a recent date;

(ii) the bylaws or equivalent document of each Obligor as in effect on the Effective Date, certified by the Secretary or Assistant Secretary of such Obligor as of the Effective Date;

(iii) a certificate of good standing or equivalent document for each Obligor from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation or organization as of a recent date; and

(iv) a compliance certificate for each Insurance Subsidiary from the Department of Insurance of its jurisdiction of domicile as of a recent date.

(d) The Agent shall have received a written opinion, reasonably acceptable to the Agent in form and substance, (addressed to the Agent and the Lenders and dated the Effective Date) from each of (i) Dewey & LeBoeuf LLP, counsel for the Obligors, substantially in the form of Exhibit H-1, (ii) Karl Kindig, counsel for the Obligors, substantially in the form of Exhibit H-2 and (iii) Baker & Daniels LLP, Indiana counsel for the Obligors, substantially in the form of Exhibit H-3.

(e) The Agent shall have been paid all accrued and unpaid fees, and reasonable costs and expenses to the extent then due and payable to the Agent on or before the Effective Date, including Attorney Costs of the Agent to the extent invoiced 2 Business Days prior to the Effective Date.

(f) The Agent shall be satisfied (and may, but shall not be obligated to, rely on the receipt of a certificate from any Company or any Affiliate thereof for all or part of such purpose) that the Senior Secured Notes shall have been issued in accordance with the Senior Secured Notes Indenture, and the Company shall have received net proceeds thereof.

(g) (i) All Indebtedness and other obligations issued under or in connection with the Existing Credit Agreement shall have been repaid in full, (ii) the Existing Credit Agreement and all documents executed in connection therewith shall have been terminated on terms satisfactory to the Agent and (iii) the Agent shall have received an executed payoff letter with respect thereto in form and substance satisfactory to the Agent.

(h) The Agent shall have received (i) a certificate signed by a Responsible Officer on behalf of the Company, dated as of the Effective Date, confirming the satisfaction of the conditions set forth in Section 4.01(a) and Section 4.01(b) and confirming that the Company and its Subsidiaries have received all required approvals of the transactions contemplated hereby and by the other Loan Documents, including the Transactions, from each applicable Governmental Authority and (ii) a solvency certificate executed by the Chief Financial Officer of the Company, substantially in the form of Exhibit I.

(i) All governmental authorizations and third party approvals (or arrangements reasonably satisfactory to the Lenders in lieu of such approvals) necessary in connection with the financing contemplated hereby and the continuing operations of the Company and its Subsidiaries shall have been obtained and be in full force and effect, in each case except for such authorizations and approvals as would not be reasonably likely to have a Material Adverse Effect.

(j) The Agent shall have received such other approvals, documents or materials as the Agent may reasonably request, all in form and substance reasonably satisfactory to the Agent.

(k) The Company and each of the Subsidiary Guarantors shall have provided the documentation and other information to the Agent that are required by regulatory authorities under applicable “know-your-customer” rules and regulations, including the Patriot Act, to the extent the Company shall have received written requests therefor at least five business days prior to the Closing Date.

Section 4.02. Conditions to All Borrowings.

The obligation of each Lender to make any Loans (including on the Closing Date) is subject to satisfaction of the following conditions precedent:

(a) The representations and warranties of the Company contained in Article 5 or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, (x) which are not qualified as to materiality shall be true and correct in all material respects and (y) which are qualified as to materiality shall be true and correct, in each case, on and as of the date of such Loan Notice and after giving effect to such borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects, or true and correct, as the case may be, as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.11(a) and (b) shall be deemed to refer to the most recent statements furnished prior to the Closing Date or pursuant to Sections 6.01(a) and (b), respectively.

(b) No Default or Event of Default shall have occurred and be continuing on such date or immediately after giving effect to the proposed Borrowing.

(c) No order, judgment or decree of any Governmental Authority shall purport to restrain any Lender from making any Loans to be made by it. No injunction or other restraining order shall have been issued, shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

(d) The Agent shall have received a Loan Notice in accordance with the requirements hereof.

Each Loan Notice (other than a notice of conversion requesting only a conversion of Loans to the other Interest Type, or a continuation of Eurodollar Rate Loans) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied (or waived) on and as of the date of the applicable Borrowing.

Section 4.03. Determinations Under Section 4.01.

For purposes of determining compliance with the conditions specified in Section 4.01, each of the Lenders shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by, or acceptable or satisfactory to, the Lenders unless an officer of the Agent responsible for the Transactions shall have received notice from such Lender prior to the Effective Date specifying its objection thereto and, in the case of any Lender, such Lender shall not have made available to the Agent on the Effective Date such Lender’s Pro Rata Share of the borrowing to be made on such date.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Agent and each Lender that:

Section 5.01. Corporate Existence and Power.

The Company and each of its Subsidiaries:

(a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization;

(b) has the corporate (or other organizational) power and authority and all governmental licenses, authorizations, consents and approvals to own its assets and carry on its business;

(c) is duly qualified and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

(d) is in compliance with all Requirements of Law;

except, in each case referred to in clauses (a) (other than with respect to the Company), (b), (c) and (d), to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.02. Corporate Authorization; No Contravention.

The Transactions to be entered into by each Obligor are within its corporate or other organizational powers. The Transactions (including the execution, delivery and performance by each Obligor of each Loan Document to which it is a party) have been duly authorized by all necessary corporate or other organizational action of each Obligor, and do not and will not:

(a) contravene the terms of any of such Obligor’s Organization Documents;

(b) conflict with or result in any breach or contravention of, or result in or require the creation of any Lien (other than the Transaction Liens and the Liens securing the Senior Secured Notes) under, any document evidencing any material Contractual Obligation to which such Obligor is a party; or

(c) violate any Requirement of Law or any order, injunction, writ or decree of any Governmental Authority to which such Obligor or its property is subject, except to the extent that such violations, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.03. Governmental Authorization.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the Transactions (including the execution, delivery or performance by, or enforcement against, each Obligor of each Loan Document to which it is a party), except (i) such as have been obtained and are in full force and effect and (ii) filings necessary to perfect the Transaction Liens.

Section 5.04. Binding Effect.

This Agreement has been duly executed and delivered by the Company and constitutes, and each other Loan Document to which any Obligor is to be a party, when executed and delivered by such Obligor, will constitute, a legal, valid and binding obligation of the Company or such Obligor, as the case may be, in each case enforceable against the Company or such Obligor, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

Section 5.05. Litigation.

Except as set forth on Schedule 5.05, there are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company or any of its Subsidiaries or any of their respective properties that: (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions (including the Transactions) contemplated hereby or thereby; or (b) individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document or directing that the transactions (including the Transactions) provided for herein or therein not be consummated as herein or therein provided.

Section 5.06. No Default.

No Default or Event of Default has occurred and is continuing. Without limiting the foregoing, no Default would result from the consummation of the Transactions. As of the Effective Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect that, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

Section 5.07. ERISA Compliance.

(a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state law except to the extent that such non-compliance could not reasonably be expected to have a Material Adverse Effect. Each Plan that is intended to qualify under Section 401(a) of the Code has either (i) received a favorable determination letter from the IRS and to the knowledge of the Company, nothing has occurred which would reasonably be expected to cause the loss of such qualification or (ii) with respect to the Plans identified on Schedule 5.07, is in the process of requesting a favorable determination letter from the IRS as to its qualified status, and the Company is not aware of any fact or issue that would reasonably be expected to cause the IRS to fail to issue a favorable determination letter, except where such non-qualification could not reasonably be expected to have a Material Adverse Effect. The Company, its Subsidiaries and each ERISA Affiliate have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan, except where such lack of contribution or application for funding waiver could not reasonably be expected to have a Material Adverse Effect.

(b) Except as set forth on Schedule 5.07, there are no pending or, to the knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.

(c) Except for occurrences or circumstances that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, (i) except as set forth on Schedule 5.07, since December 31, 2009, no ERISA Event has occurred or is reasonably expected to occur; (ii) except as set forth on Schedule 5.07, since December 31, 2009, no Pension Plan has any Unfunded Pension Liability; (iii) none of the Company, any of its Subsidiaries or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) none of the Company, any of its Subsidiaries or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred that, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) none of the Company, any of its Subsidiaries or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

Section 5.08. Margin Regulations.

Neither the Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. Margin Stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries. None of the proceeds of the Loans will be used to acquire Margin Stock. None of the transactions contemplated by this Agreement (including the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Exchange Act, or regulations issued pursuant thereto, or Regulation T, U or X of the FRB.

Section 5.09. Title to Properties.

The Company and each Subsidiary have good legal title in fee simple or rights in and power to transfer, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title or interests as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Effective Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Liens permitted under Section 7.02.

Section 5.10. Taxes.

(a) The Company and each of its Subsidiaries has timely filed all federal Tax, material Income Tax and other material Tax returns and reports required to be filed, and has paid all federal Tax, Income Tax and other material Taxes levied or imposed upon it or its properties, income or assets that have become due and payable (including in its capacity as a withholding agent), except those that are (i) not more than 90 days overdue or (ii) being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with SAP or GAAP, as applicable (provided such contest effectively suspends collection of the same and enforcement of any Lien securing the same). There is no current or proposed Tax audit, assessment, deficiency or other claim or proceeding against the Company or any Subsidiary that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(b) Except as could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect (i) the Company and each of its Subsidiaries has made adequate provision in accordance with SAP or GAAP (as applicable) for all Taxes not yet due and payable and (ii) neither the Company nor any Subsidiary has ever participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4.

Section 5.11. Financial Condition.

(a) Each of (i) the audited consolidated financial statements of the Company and its Subsidiaries dated December 31, 2009, and the related consolidated statements of income, shareholders’ equity and cash flows for the Fiscal Year ended on that date, reported on by PricewaterhouseCoopers LLP, independent public accountants and (ii) the unaudited consolidated financial statements of the Company and its Subsidiaries dated September 30, 2010, and the related consolidated statements of income, shareholders’ equity and cash flows for the period ended on that date:

(i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject, in the case of such unaudited financial statements, to ordinary, good faith year end and audit adjustments and the absence of footnote disclosure;

(ii) fairly present in all material respects the financial condition, results of operations, cash flows and changes in shareholders’ equity of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

(iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for Taxes, material commitments and Contingent Obligations.

(b) Each of (i) the December 31, 2009 Annual Statement of each Insurance Subsidiary and (ii) the September 30, 2010 Quarterly Statement of each Insurance Subsidiary (collectively, the “Historical Statutory Statements”):

(i) were been prepared in accordance with SAP, except as may be reflected in the notes thereto and subject, with respect to the Quarterly Statements, to the absence of notes required by SAP and to normal year-end adjustments); and

(ii) were in all material respects, in compliance with applicable Requirements of Law when filed and present fairly in all material respects the financial condition of the respective Insurance Subsidiaries covered thereby as of the respective dates thereof and changes in capital and surplus of the respective Insurance Subsidiaries covered thereby for the respective periods then ended.

Except for liabilities and obligations disclosed or provided for in the Historical Statutory Statements (including, without limitation, reserves, policy and contract claims and statutory liabilities), no Insurance Subsidiary had, as of the date of its respective Historical Statutory Statements, any material liabilities or obligations of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due) that, in accordance with SAP, would have been required to have been disclosed or provided for in such Historical Statutory Statement.

(c) The financial projections provided to the Agent prior to the date hereof (i) have been prepared in good faith based on reasonable assumptions and (ii) are based on the best information available to the Company after due inquiry (it being understood that financial projections are inherently unreliable and no assurances are given by the Company and its Subsidiaries that the results forecast in any projection will be realized and that actual results may differ materially therefrom).

(d) Since December 31, 2009, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole.

Section 5.12. Environmental Matters.

(a) All properties owned or leased by the Company or any of its Subsidiaries have been, and continue to be, owned or operated by the Company and its Subsidiaries in compliance with all Environmental Laws, except where failure to so comply could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(b) There have been no past, and there are no pending or, to the knowledge of the Company, threatened, Environmental Claims against the Company or any of its Subsidiaries, except where such Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) There has been no Release of Hazardous Materials at, on, under or from any property now or, to the knowledge of the Company, previously owned or leased by the Company or any of its Subsidiaries that, individually or in the aggregate, have had, or could reasonably be expected to have, a Material Adverse Effect.

(d) The Company and each of its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations required under any Environmental Law to own and operate their property or to conduct their businesses except where failure to obtain or comply with the foregoing could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(e) There are no underground or above ground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now owned or leased by the Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(f) To the knowledge of the Company, neither the Company nor any of its Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location that could reasonably be expected to result in liability of the Company or any of its Subsidiaries under any Environmental Law, except any liability which could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(g) There are no polychlorinated biphenyls or friable asbestos present at any property now owned or leased by the Company or any of its Subsidiaries that, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect.

Section 5.13. Regulated Activities and Regulated Entities.

Except as disclosed on Schedule 5.13, none of the Company, any Person controlling the Company, or any Subsidiary, is an “Investment Company” within the meaning of, or required to register under, the Investment Company Act of 1940. None of the Company or any Subsidiary is subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

Section 5.14. Subsidiaries.

Schedule 5.14 sets forth the name of, and the ownership interest of the Company (or the applicable Subsidiary) in, each of its Subsidiaries and identifies each Subsidiary that is a Subsidiary Guarantor, a Foreign Subsidiary, an Immaterial Subsidiary and/or an Insurance Subsidiary, in each case as of the Effective Date. All the Company’s Subsidiaries are, and will at all times be, fully consolidated in its consolidated financial statements. As of the Effective Date (i) each Subsidiary is a Wholly-Owned Subsidiary and (ii) each Subsidiary (other than the Insurance Subsidiaries, Subsidiaries of Insurance Subsidiaries, Foreign Subsidiaries and Immaterial Subsidiaries) is also a Subsidiary Guarantor.

Section 5.15. Insurance Licenses.

No License of the Company or any Insurance Subsidiary, the loss of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, is the subject of a proceeding for suspension or revocation. To the Company’s knowledge, there is no sustainable basis for such suspension or revocation, and no such suspension or revocation has been threatened by any Governmental Authority.

Section 5.16. Full Disclosure.

The Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any Subsidiary is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the representations or warranties made by any Obligor in any Loan Document to which it is a party as of the date such representations and warranties are made or deemed made, and no report, financial statement, certificate or other information furnished (other than financial projections) by or on behalf of any Obligor to the Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document, taken as a whole, when furnished, contained any untrue statement of a material fact or omitted any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

Section 5.17. Solvency.

Immediately after the Transactions to occur on the Effective Date are consummated, (a) the fair value of the assets of each Obligor, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) such Obligor does not intend to, and does not believe that it will, incur debts or liabilities beyond such Obligor’s ability to pay such debts and liabilities as they mature; (c) each Obligor will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) no Obligor will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and proposed to be conducted after the Effective Date; provided that in the case of any Obligor that is a going concern, the value of the assets of such Obligor (for purposes of clauses (a) and (b) above) shall be determined on a going-concern basis.

Section 5.18. Security Interests.

On the Effective Date, the Security Documents will create valid security interests in the Collateral to the extent set forth therein. At all times thereafter, the Security Documents will create valid and, when financing statements are filed in the offices specified in the Perfection Certificates delivered pursuant to the Security Agreement, perfected security interests in the Collateral from time to time covered or purportedly covered thereby to the extent that a security interest in such Collateral may be perfected by filing under the Uniform Commercial Code. Such security interests will be prior to all other Liens (except Liens permitted under Section 7.02(c), Section 7.02(d), Section 7.02(e), Section 7.02(f), Section 7.02(g), Section 7.02(h), Section 7.02(i), Section 7.02(k), Section 7.02(l), Section 7.02(o), Section 7.02(q) and Section 7.02(r)) on the Collateral until the applicable Security Interest are released in accordance with the Loan Documents.

Section 5.19. Insurance.

The insurance maintained by or reserved on the books of the Company and its Subsidiaries is sufficient to protect the Company and its Subsidiaries and their respective directors and officers against such risks as are usually insured against in accordance with industry practice by companies in the same or similar business.

Section 5.20. OFAC; Anti-Terrorism Laws; PATRIOT Act.

(a) No Obligor, none of its Subsidiaries and, to the knowledge of senior management of each Obligor, none of its controlled Affiliates and none of the respective officers, directors, brokers or agents of such Obligor, such Subsidiary or controlled Affiliate (i) has violated or is in violation of any applicable Anti-Money Laundering Law or (ii) has engaged or engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in any applicable law, regulation or other binding measure implementing the “Forty Recommendations” and “Nine Special Recommendations” published by the Organisation for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering.

(b) No Obligor, none of its Subsidiaries and, to the knowledge of senior management of each Obligor, none of its controlled Affiliates and none of the respective officers, directors, brokers or agents of such Obligor, such Subsidiary or such controlled Affiliate that is acting or benefiting in any capacity in connection with the Loans (i) is an Embargoed Person or (ii) except as otherwise authorized by OFAC, otherwise permitted for U.S. persons by a U.S. Governmental Authority or by any rule, regulation or order of a U.S. Governmental Authority, will use any proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Person for the purpose of financing the activities of or with any Person or in any country or territory that, at the time of funding or facilitation, is an Embargoed Person.

(c) Except as otherwise authorized by OFAC, no Obligor, none of its Subsidiaries and, to the knowledge of senior management of each Obligor, none of its controlled Affiliates and none of the respective officers, directors, brokers or agents of such Obligor, such Subsidiary or such controlled Affiliate acting or benefiting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any applicable Economic Sanctions Laws or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the applicable prohibitions set forth in any Economic Sanctions Laws.

Section 5.21. Surplus Debenture Interest and Dividends.

The Company has not received any notice from NAIC, any other Governmental Authority or any other insurance regulatory authority that its Insurance Subsidiaries will not be permitted to pay dividends or Surplus Debenture interest, and has no reason to believe that such notice is forthcoming.

ARTICLE 6

AFFIRMATIVE COVENANTS

Until all principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full (other than unmatured, surviving contingent indemnification obligations not yet due and payable), the Company covenants and agrees with the Lenders that:

Section 6.01. Financial Statements.

The Company shall deliver to the Agent and each Lender:

(a) promptly upon filing thereof with the SEC (including as part of a Form 10-K) but not later than 90 days after the end of each Fiscal Year, copies of the audited consolidated and the unaudited consolidating balance sheet of the Company and its Subsidiaries as at the end of such year and the related audited consolidated and unaudited consolidating statements of operations, shareholders’ equity and cash flows for such year, setting forth in the case of the audited consolidated statements in comparative form the figures for the previous Fiscal Year, and accompanied by the opinion of PricewaterhouseCoopers LLP or another nationally-recognized independent public accounting firm (“Independent Auditor”), which opinion shall state that such audited consolidated financial statements present fairly in all material respects the financial position and result of operations of the Company and its Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years, except as stated therein. Such opinion shall be without a “going concern” or like qualification and shall not be qualified as to scope;

(b) promptly upon filing thereof with the SEC (including as part of a Form 10-Q) but not later than 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, copies of the condensed unaudited consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related condensed unaudited consolidated and consolidating statements of operations, shareholders’ equity and cash flows for the period commencing on the first day and ending on the last day of such quarter and for the then elapsed portion of such Fiscal Year, setting forth in the case of the consolidated statements in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, and certified by a Responsible Officer as fairly presenting in all material respects, in accordance with GAAP (subject to the absence of footnotes and year-end audit adjustments), the financial position, the results of operations and cash flows of the Company and the Subsidiaries;

(c) as soon as available but not later than 75 days (or, in the case of the Annual Statement prepared on a combined basis, 90 days) after the close of each Fiscal Year of each Insurance Subsidiary, copies of the unaudited Annual Statement of such Insurance Subsidiary on a stand-alone basis and on a combined basis for all Insurance Subsidiaries, the stand-alone Annual Statement to be certified by a Responsible Officer of such Insurance Subsidiary, all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein and, if required by the applicable Governmental Authority, audited and certified by independent certified public accountants of recognized national standing (such audited Annual Statement to be delivered as soon as available but not later than June 15 of each Fiscal Year of such Insurance Subsidiary);

(d) as soon as available but not later than 60 days (or, in the case of the Quarterly Statement prepared on a combined basis, 75 days) after the close of each of the first three Fiscal Quarters of each Fiscal Year of each Insurance Subsidiary, copies of the Quarterly Statement of such Insurance Subsidiary on a stand-alone basis and on a combined basis for all Insurance Subsidiaries, the stand-alone Quarterly Statement to be certified by a Responsible Officer of such Insurance Subsidiary, all such statements to be prepared in accordance with SAP consistently applied through the period reflected therein;

(e) promptly following the delivery to or receipt by the Company or any of its Subsidiaries of any regular or periodic final Triennial Examination Reports, risk adjusted capital reports or results of any market conduct examination or examination by any Department or the NAIC of the financial condition and operations of, or any notice of any assertion as to violation of any Requirement of Law by, any Insurance Subsidiary, or any report with respect to any Insurance Subsidiary (including any summary report from the NAIC with respect to the performance of such Insurance Subsidiary as measured against the ratios and other financial measurements developed by the NAIC under its Insurance Regulatory Information System as in effect from time to time) that could reasonably be expected to result in a Material Adverse Effect; and

(f) within 90 days after the close of each Fiscal Year of each Insurance Subsidiary, a copy of the “Statement of Actuarial Opinion” and “Management Discussion and Analysis” for each such Insurance Subsidiary that is provided to the applicable Department (or equivalent information should such Department no longer require such a statement) as to the adequacy of reserves of such Insurance Subsidiary, such opinion to be in the format prescribed by the insurance code of the state of domicile of such Insurance Subsidiary.

Section 6.02. Certificates; Other Information.

The Company shall furnish to the Agent, for further distribution to each Lender:

(a) concurrently with the delivery of the financial statements referred to in Section 6.01(a) and Section 6.01(b), a Compliance Certificate executed by a Responsible Officer;

(b) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of the accounting firm that reported on such financial statements stating (i) whether during the course of their examination of such financial statements they obtained knowledge of any Default relating to accounting matters (which certificate may be limited to the extent required by auditing rules or guidelines), (ii) if a Default relating to accounting matters has come to their attention, specifying the nature and period of existence thereof and (iii) stating whether or not, based on their audit examination, anything has come to their attention that causes them to believe that the matters set forth in Schedule 3 to the Compliance Certificate delivered pursuant to Section 6.02(a) for the applicable Fiscal Year to the extent such matters relate to accounting are not stated in accordance with the terms of this Agreement;

(c) promptly upon receipt thereof, copies of all final reports submitted to the Company by independent public accountants in connection with each annual, interim or special audit of the financial statements of the Company made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit;

(d) promptly, copies of all Forms 10-K and 10-Q that the Company or any Subsidiary may file with the SEC, all financial statements and reports that the Company sends to its shareholders and copies of all other financial statements and regular, periodic or special reports (including Form 8-K) that the Company or any Subsidiary may make to, or file with, the SEC;

(e) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a detailed consolidated budget for the next Fiscal Year (including statements of projected operations and cash flows for such period and setting forth the assumptions used in preparing such budget) and, promptly when available, any significant revisions of such budget;

(f) promptly and in any event within three Business Days after learning thereof, notification of any changes after the date hereof in any rating given by S&P, Moody’s or A.M. Best in respect of the Company, any of its Subsidiaries or any of their Indebtedness or securities;

(g) to the extent not otherwise provided under Section 6.01 or Section 6.02, promptly upon receipt thereof, or delivery thereof by the Company or any Subsidiary, as applicable, a copy of any written communication addressed to the Company or any of its Subsidiaries setting forth or relating to the Company’s and its Subsidiaries’ operations that may reasonably be expected to be materially adverse to the interests of the Company, such Subsidiary or the Lenders delivered to or received from S&P, Moody’s or A.M. Best or any other rating agency;

(h) as soon as available but not later than five Business Days after receipt, execution or delivery of any Reinsurance Agreement (other than any Reinsurance Agreement entered into in the ordinary course of business for the purpose of managing insurance risk consistent with industry practice), including any proposal, binder, cover note or line slip (where the Person to be reinsured or reinsured is an Insurance Subsidiary), (i) a written notice specifying each Person party to such agreement, (ii) for each such Person, its most recently published rating, if any, (iii) the subject matter of each such agreement and (iv) if requested by the Agent or any Lender, attaching thereto, a true and complete copy of such agreement;

(i) promptly after receipt of any notice of termination, cancellation (which cancellation notice is not accompanied by a corresponding request for renewal), commutation or recapture of any Reinsurance Agreement (other than any Reinsurance Agreement that was entered into in the ordinary course of business for the purpose of managing insurance risk consistent with industry practice) where the Person reinsured is an Insurance Subsidiary, a copy thereof; and

(j) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of any Loan Document, as the Agent, for itself or at the request of any Lender, may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01, Section 6.02 or Section 6.03 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that: the Company shall notify (which may be by facsimile or electronic mail) the Agent of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Except for Compliance Certificates, the Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Company hereby acknowledges that (a) the Agent will make available information and projections (collectively, “Company Materials”) to the Lenders by posting the Company Materials on IntraLinks or another similar secure electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Company, its Subsidiaries or their respective securities) (each, a “Public Lender”). The Company hereby agrees that (w) it will use commercially reasonable efforts to identify that portion of the Company Materials that may be distributed to the Public Lenders and that all such Company Materials shall be clearly and conspicuously marked “PUBLIC,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Company Materials “PUBLIC,” the Company shall be deemed to have authorized the Agent and the Lenders to treat such Company Materials as not containing any material non-public information with respect to the Company, its Subsidiaries or their respective securities for purposes of United States federal and state securities laws, it being understood that such Company Materials are subject to Section 10.08; (y) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Lender”; and (z) the Agent shall be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Lender.”

Section 6.03. Notices.

The Company shall promptly notify the Agent:

(a) of the occurrence of any Default;

(b) of any matter that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, including any of the following that could reasonably be expected to have a Material Adverse Effect: (i) any breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; (iii) the commencement of, or any material development in, any litigation (including any governmental proceeding or arbitration proceeding), tax audit or investigative proceeding, claim, lawsuit, and/or investigation against or involving the Company or any of its Subsidiaries or any of its or their businesses or operations, including pursuant to any applicable Environmental Laws; (iv) the expiration without renewal, revocation, suspension or restriction of, or the institution of any proceedings to revoke, suspend or restrict, any License now or hereafter held by any Insurance Subsidiary that is required to conduct insurance business in compliance with all applicable laws and regulations; (v) the institution of any disciplinary proceedings against or in respect of any Insurance Subsidiary, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority; or (vi) the issuance or adoption of any judicial or administrative order limiting or controlling the insurance business of any Insurance Subsidiary (and not the insurance industry generally);

(c) of the filing or commencement of, or the occurrence of any development in, any litigation or proceeding that seeks to enjoin, prohibit, discontinue or otherwise impacts (i) the validity or enforceability of this Agreement or any of the other Loan Documents or (ii) the transactions contemplated hereby or thereby and, in the case of clause (ii), that could reasonably be expected to have a Material Adverse Effect;

(d) of the occurrence of any of the following events affecting the Company, any of its Subsidiaries or any ERISA Affiliate (but in no event more than 10 days after such event) and deliver to the Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company, any of its Subsidiaries or any ERISA Affiliate with respect to such event:

(i) an ERISA Event; or

(ii) a material increase in the Unfunded Pension Liabilities of any Pension Plan;

(iii) the adoption of or the commencement of contributions to any Plan subject to Section 412 of the Code by the Company, any of its Subsidiaries or any ERISA Affiliate; or

(iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;

provided that no such notice will be required under this Section 6.03(d) with respect to the occurrence of any such event if such occurrence does not result in, and is not reasonably expected to result in, any liability to the Company, any of its Subsidiaries or any ERISA Affiliate of more than $25,000,000 in the aggregate;

(e) of any material change in accounting policies or financial reporting practices by the Company or any of its Subsidiaries; and

(f) of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding.

Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under Section 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or reasonably foreseeably will be) breached or violated.

Section 6.04. Preservation of Corporate Existence, Etc.

The Company shall, and shall cause each Subsidiary (other than any Immaterial Subsidiary) to (except as permitted by Section 7.03 or Section 7.07):

(a) preserve and maintain in full force and effect its existence and good standing under the laws of its state or jurisdiction of incorporation or organization, as applicable; and

(b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business, except, in the case of this clause (b), where such failure to preserve and maintain could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.05. Insurance.

The Company shall, and shall cause each Subsidiary to, maintain with financially sound and reputable independent insurers insurance against losses or damage of the kinds customarily insured against by

Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Company and its Subsidiaries) as are customarily carried under similar circumstances by such other Persons.

Section 6.06. Payment of Obligations.

The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all of the following: all material Tax liabilities imposed upon it or its material properties or assets, unless the same (a) are not overdue for a period of more than 90 days or (b) are being contested in good faith by appropriate proceedings and adequate reserves in accordance with SAP or GAAP (as applicable) are being maintained by the Company or such Subsidiary and such contest effectively suspends collection of the same and the enforcement of any Lien securing the same.

Section 6.07. Compliance with Laws.

The Company shall, and shall cause each Subsidiary to, comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act, the Patriot Act and all applicable Environmental Laws), except (i) for such noncompliance that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) as may be contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP.

Section 6.08. Compliance with ERISA.

The Company shall, and shall cause each of its Subsidiaries and ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan that is qualified under Section 401(a) of the Code to maintain such qualification, and (c) make all required contributions to any Plan subject to Section 412 of the Code, except where such failure to maintain as set forth in (a) or (b) or to make contributions as set forth in (c) could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

Section 6.09. Inspection of Property and Books and Records.

The Company shall, and shall cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries in all material respects in conformity with GAAP or SAP, as applicable, consistently applied (except as stated therein) shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. Unless an Event of Default has occurred and is continuing, not more than once per fiscal year, the Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or its designees, at the Company’s expense, to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable times during normal business hours, upon reasonable advance notice to the Company; provided that members of senior management will be notified and permitted to be present during any such meetings; and provided further that when an Event of Default exists the Agent or any Lender (through coordination with the Agent) may do any of the foregoing at any time during normal business hours and without advance notice; provided that the Company shall not be required to reimburse the costs of any Lender for more than one visit per Fiscal Quarter.

Section 6.10. Information Regarding Collateral.

The Company will furnish to the Agent prompt written notice of any change in (i) any Obligor’s legal name or any Obligor’s location (determined as provided in Section 9-307 of the Uniform Commercial Code), (ii) any Obligor’s identity or corporate structure or (iii) any Obligor’s Federal Taxpayer Identification Number or organizational identification number. The Company will not effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code (which filings may be made by the Company if the Agent has failed to act after 30 days following notice of any such changes) and all other actions have been taken that are required so that such change will not at any time adversely affect the validity, perfection or priority of any Transaction Lien on any of the Collateral.

Section 6.11. Use of Proceeds.

The Loans shall be used, together with the proceeds from the issuance of the Senior Secured Notes, to refinance the Existing Credit Agreement and to pay fees and expenses incurred in connection with this Agreement and the other Transactions.

Section 6.12. Additional Subsidiaries; Immaterial Subsidiaries.

(a) If any additional Subsidiary is formed or acquired after the Effective Date, the Company will, within five Business Days after such Subsidiary is formed or acquired, notify the Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary, whereupon such Subsidiary will become an “Obligor,” a “Subsidiary Guarantor” and “Lien Grantor” for purposes of the Loan Documents; provided that no Foreign Subsidiary, Insurance Subsidiary, Subsidiary of an Insurance Subsidiary or, subject to Section 6.12(b), Immaterial Subsidiary shall be required to be a Subsidiary Guarantor. Without limiting the preceding sentence, if any Domestic Immaterial Subsidiary that is not an Insurance Subsidiary or a Subsidiary of an Insurance Subsidiary loses its status as an Immaterial Subsidiary, the Company shall promptly (and in any event within 10 Business Days following the date on which financial statements in respect of the Fiscal Quarter following which such Subsidiary has lost its status as an Immaterial Subsidiary are required to be delivered hereunder) cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary, whereupon such Subsidiary will become an “Obligor,” a “Subsidiary Guarantor” and “Lien Grantor” for purposes of the Loan Documents.

(b) If (i) the aggregate fair market value of the assets of all Immaterial Subsidiaries exceeds $40,000,000 as of the end of the most recently ended Fiscal Quarter or (ii) the aggregate revenues of all Immaterial Subsidiaries for the period of four consecutive Fiscal Quarters most recently ended exceeds $30,000,000, the Company shall promptly (and in any event within 10 Business Days following the date on which financial statements in respect of such Fiscal Quarter are required to be delivered hereunder) cause the Collateral and Guarantee Requirement to be satisfied with respect to one or more of the Immaterial Subsidiaries to the extent necessary to ensure that immediately after giving effect thereto (x) the aggregate fair market value of the assets of all Immaterial Subsidiaries shall not exceed $40,000,000 and (y) the aggregate revenues of all Immaterial Subsidiaries for the period of four consecutive Fiscal Quarters most recently ended shall not exceed $30,000,000, whereupon each such Subsidiary will become an “Obligor,” a “Subsidiary Guarantor” and “Lien Grantor” for purposes of the Loan Documents.

Section 6.13. Further Assurances.

(a) The Company will, and will cause each other Obligor to, execute and deliver any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the Company’s expense. The Company will provide to the Agent, from time to time upon request, evidence reasonably satisfactory to the Agent as to the perfection and priority of the Transaction Liens created or intended to be created by the Security Documents.

(b) The Company will maintain concentration accounts solely with depositaries that have entered into an Account Control Agreement with the Agent and the Company on the terms, and subject to the exceptions, set forth in the Security Agreement.

(c) With respect to any property (including any real property or improvements thereto or any interest therein) acquired after the Effective Date by any Obligor that is intended to be subject to the Lien created by any of the Security Documents but is not so subject or ceases to be subject to Liens permitted pursuant to Section 7.02 after the Effective Date, promptly (and in any event within 30 days after the acquisition thereof or within 3 Business Days of such ceasing) (i) execute and deliver to the Agent such amendments or supplements to the relevant Security Documents or such other documents as the Agent shall deem necessary or advisable to grant to the Agent, for the benefit of the Secured Parties, a Lien on such property subject to no Liens other than Liens permitted by this Agreement, and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable Requirements of Law, including, but not limited to, the filing of financing statements in such jurisdictions as may be reasonably requested by the Agent, at the Company’s expense. The Company shall otherwise take such actions and execute and/or deliver to the Agent such documents as the Agent shall require to confirm the validity, perfection and priority of the Lien of the Security Documents on such after-acquired properties, including actions described in Section 6.13(a), all at the Company’s expense.

Section 6.14. Maintenance of Ratings.

Use commercially reasonable efforts to maintain a rating of the Facility and a corporate family credit rating of the Company by each of S&P and Moody’s.

Section 6.15. Post-Closing Matters.

Execute and deliver the documents and complete the tasks set forth on Schedule 6.15, in each case within the time limits specified on such schedule (unless the Agent, in its discretion, shall have agreed to any particular longer period).

ARTICLE 7

NEGATIVE COVENANTS

Until all principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full (other than unmatured, surviving contingent indemnification obligations not yet due and payable), the Company covenants and agrees with the Lenders that:

Section 7.01. Limitation on Indebtedness; Certain Capital Stock.

(a) The Company shall not, and shall not permit any of its Subsidiaries to, incur or at any time be liable with respect to any Indebtedness, except:

(i) (A) Indebtedness under the Loan Documents and (B) Refinancing Indebtedness thereof; provided that the mandatory prepayments, covenants, events of default and remedies applicable to such Refinancing Indebtedness shall not be more favorable taken as a whole to the lenders thereof than those in the Loan Documents;

(ii) any Surplus Debentures issued by any Insurance Subsidiary to the Company or any of its Subsidiaries that remain outstanding on the Effective Date, and extensions, renewals or replacements thereof;

(iii) (A) the Senior Secured Notes issued on the Closing Date and (B) Refinancing Indebtedness thereof; provided that the covenants, events of default and remedies applicable to such Refinancing Indebtedness shall not be more favorable taken as a whole to the holders thereof than those in the Senior Secured Notes Documents;

(iv) Permitted Transactions entered into by Insurance Subsidiaries;

(v) Permitted Swap Obligations;

(vi) Indebtedness existing on the date hereof and listed in Schedule 7.01 and Refinancing Indebtedness thereof;

(vii) non-recourse Indebtedness of Insurance Subsidiaries incurred in the ordinary course of business (x) existing or arising under Swap Contracts entered into by Insurance Subsidiaries or (y) resulting from the sale or securitization of non-admitted assets, policy loans, CBOs and CMOs;

(viii) (A) Capitalized Lease Liabilities and Purchase Money Debt, and Refinancing Indebtedness thereof (but disregarding the requirements of clauses (b) through (h) of the definition thereof), in an aggregate principal amount not to exceed $50,000,000 at any time outstanding and (B) Capitalized Lease Liabilities arising from the sale and leaseback of the Company’s headquarters pursuant to Section 7.03(m), and Refinancing Indebtedness thereof (but disregarding the requirements of clauses (b) through (h) of the definition thereof);

(ix) Indebtedness (including Surplus Debentures) owed by the Company or any Subsidiary (other than any Excluded Subsidiary) to the Company or any Subsidiary (other than any Excluded Subsidiary);

(x) Indebtedness (x) owed by any Excluded Subsidiary to any other Excluded Subsidiary or (y) owed by any Excluded Subsidiary to the Company or any other Subsidiary; provided that the aggregate principal amount outstanding under this clause (y) shall not exceed $30,000,000 at any time;

(xi) Indebtedness in respect of letters of credit issued in connection with reinsurance transactions entered into in the ordinary course of business;

(xii) Indebtedness in respect of surety and other similar bonds in the ordinary course of business;

(xiii) other Indebtedness in an aggregate principal amount not to exceed $50,000,000 at any time outstanding; provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Obligors outstanding under this clause (xiii), when taken together with the aggregate principal amount of Indebtedness of Subsidiaries that are not Obligors outstanding under clause (xiv) below, shall not exceed $25,000,000 at any time;

(xiv) other unsecured Indebtedness in an aggregate principal amount of up to $75,000,000; provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Obligors outstanding under this clause (xiv), when taken together with the aggregate principal amount of Indebtedness of Subsidiaries that are not Obligors outstanding under clause (xiii) above, shall not exceed $25,000,000 at any time;

(xv) Contingent Obligations of any Person in respect of Indebtedness otherwise permitted to be incurred by such Person under this Section 7.01(a);

(xvi) Indebtedness consisting of the deferred purchase price of equity interests (or option or warrants or similar instruments) of departing officers, directors and employees of any Obligor or any Subsidiary issued (whether in the form of notes or otherwise) for the purchase or redemption thereof pursuant to the terms of an existing compensation plan or employment contract;

(xvii) Cash Management Obligations incurred in the ordinary course of business; and

(xviii) Indebtedness of the Company owing to any Excluded Subsidiaries pursuant to the Tax Sharing Agreement, provided that the aggregate amount of such Indebtedness at any time outstanding, if such Indebtedness were treated as an Investment in Excluded Subsidiaries, would not, when added to actual Investments in Excluded Subsidiaries made pursuant to Section 7.09(h), result in a breach of Section 7.09(h).

(b) The Company shall not permit any of its Subsidiaries to issue any Capital Stock other than to the Company or another Subsidiary. The Company shall not issue any Disqualified Capital Stock.

(c) The Company shall not at any time permit any Person, other than an Insurance Subsidiary or CDOC, to own any CDOC Preferred Stock.

Section 7.02. Liens.

The Company shall not, and shall not permit any of its Subsidiaries to, create, assume or suffer to exist any Lien on any property now owned or hereafter acquired by it, except for the following:

(a) Transaction Liens;

(b) Liens on assets of Insurance Subsidiaries incurred in connection with Permitted Transactions;

(c) collateral consisting of cash or Cash Equivalents securing Permitted Swap Obligations in an aggregate amount not to exceed, at any time, $60,000,000; provided that, for purposes of this clause (c), in the case of Cash Equivalents described in clauses (a), (b), (e) and (f) of the definition thereof, the one year (or twelve-month, as applicable) maturity limitation set forth in such clauses shall be disregarded;

(d) Liens for Taxes that are not overdue for more than 90 days or for Taxes being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

(e) Liens existing on the date hereof and listed in Schedule 7.02, including extensions, renewals and replacements of such Liens; provided that (i) such Lien shall not apply to any additional property (other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the document creating such Lien) and (ii) the Indebtedness secured thereby is not increased except as otherwise permitted under Section 7.01 (in which case the portion representing any additional increase must be permitted by another paragraph of this Section 7.02);

(f) (i) Liens incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds and (ii) collateral consisting of cash or Cash Equivalents securing letters of credit issued in respect of obligations to insurers in an aggregate amount not to exceed $20,000,000 at any time outstanding;

(g) (i) Liens of attorneys retained by the Company on a contingency fee basis and (ii) Liens of mechanics, carriers, and materialmen and other like Liens imposed by law and arising in the ordinary course of business in respect of obligations that in the case of clause (ii) hereof are not overdue for more than 60 days or that are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

(h) Liens arising in the ordinary course of business for sums being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP, or for sums not due, and in either case not involving any deposits or advances for borrowed money or the deferred purchase price of property or services;

(i) Liens securing Indebtedness permitted by Section 7.01(a)(viii); provided that such Liens are limited to the assets financed by the relevant Capitalized Lease Liabilities or Purchase Money Debt;

(j) easements, rights-of-way, zoning restrictions, restrictions and other similar encumbrances incurred in the ordinary course of business that do not secure any monetary obligation and which do not materially interfere with the ordinary course of business of the Company and its Subsidiaries;

(k) Liens on property of the Company and its Subsidiaries in favor of landlords securing licenses, subleases or leases of property not otherwise prohibited hereunder;

(l) licenses, leases or subleases permitted hereunder granted to others not materially interfering in any material respect in the business of the Company and its Subsidiaries;

(m) attachment or judgment Liens not constituting an Event of Default under Section 8.01(i);

(n) Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by the Company and its Subsidiaries in the ordinary course of business;

(o) Liens incurred to secure Cash Management Obligations permitted by Section 7.01(a)(xvii) in an aggregate amount not to exceed $10,000,000 and customary set-off rights in favor of depositary banks;

(p) other Liens securing obligations with respect to Indebtedness permitted by Section 7.01(a)(xiii); provided that, to the extent that such Liens extend to, or encumber, property which constitutes Collateral, such Liens are subject to the Intercreditor Agreement;

(q) any Lien on any asset of any Person existing at the time such Person becomes a Subsidiary of the Company, is merged or consolidated with or into the Company or a Subsidiary of the Company and not created in contemplation of such event;

(r) Liens attaching solely to cash earnest money deposits required to be made under the terms of any letter of intent or purchase agreement for a permitted Acquisition;

(s) Liens incurred in connection with the collection or disposition of delinquent accounts receivable in the ordinary course of business; and

(t) Liens securing Indebtedness permitted by Section 7.01(a)(i)(B) or Section 7.01(a)(iii) and subject to the Intercreditor Agreement.

Section 7.03. Disposition of Assets.

The Company shall not, and shall not permit any of its Subsidiaries to Dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable with or without recourse and Capital Stock of any Subsidiary whether newly issued or otherwise) or enter into any agreement to do any of the foregoing (unless (x) such agreement is conditioned upon receiving any waiver or consent necessary pursuant to the terms hereof and (y) the Company requests any such waiver or consent from Lenders not less than 10 Business Days prior to the date of the anticipated consummation of the relevant transaction), except:

(a) (i) Dispositions of inventory and equipment in the ordinary course of business and (ii) Dispositions of Cash Equivalents;

(b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

(c) Dispositions of Investments by any Insurance Subsidiary (other than any of its Investments in Subsidiaries engaged in insurance lines of business) in the ordinary course of business consistent with past practices and the investment policy approved by the board of directors of such Insurance Subsidiary;

(d) Dispositions (i) by the Company or any Subsidiary to the Company or any Subsidiary (other than any Excluded Subsidiary), (ii) by any Excluded Subsidiary to any other Excluded Subsidiary in the ordinary course of business and (iii) to Excluded Subsidiaries in an aggregate amount not to exceed $30,000,000;

(e) (i) any Dispositions pursuant to a Reinsurance Agreement so long as such Disposition is entered into in the ordinary course of business for the purpose of managing insurance risk consistent with industry practice and (ii) any other Dispositions pursuant to a Reinsurance Agreement so long as the aggregate statutory profit and/or gains on insurance policy sales or other portfolio transfers resulting from all Dispositions described in this clause (ii) consummated after the Effective Date do not exceed $400,000,000 in the aggregate during the term of this Agreement or $150,000,000 in any Fiscal Year; provided that (x) the Net Proceeds therefrom are, unless required to be retained by any Insurance Subsidiary pursuant to regulatory restrictions, applied to prepay the Loans as provided in Section 2.08 and (y) any Net Proceeds therefrom that are required to be retained by any Insurance Subsidiary pursuant to regulatory restrictions are so retained by such Insurance Subsidiary;

(f) obsolete, surplus or worn out property disposed of by the Company or any of its Subsidiaries in the ordinary course of business and consistent with past practices of the Company and its Subsidiaries;

(g) transfers resulting from any casualty or condemnation of property or assets;

(h) licenses or sublicenses of intellectual property and general intangibles and licenses, leases or subleases of other property in the ordinary course of business and consistent with the past practices of the Company and its Subsidiaries and which do not materially interfere with the business of the Company and its Subsidiaries;

(i) Dispositions consisting of mergers, amalgamations and consolidations among the Company and its Subsidiaries, or of any liquidation, winding up or dissolution of any Subsidiary, in each case to the extent permitted by Section 7.07(b);

(j) Dispositions of shares of Capital Stock in order to qualify members of the board of directors or equivalent governing body of an Obligor or such other nominal shares required to be held other than by the Company or such Obligor, as required by applicable law;

(k) the sale, discount, forgiveness or other compromise of notes or other accounts in the ordinary course of business or in connection with collection thereof;

(l) issuances of Capital Stock (i) by the Company, (ii) by a directly or indirectly Wholly-Owned Subsidiary of the Company to the Company or to one or more Wholly-Owned Subsidiaries of the Company or (iii) by a non-Wholly-Owned Subsidiary of the Company to the respective equity holders of such non-Wholly-Owned Subsidiary, on a pro rata basis;

(m) the sale and leaseback of the Company’s headquarters located in Carmel, Indiana, on fair and reasonable terms (as certified to the Agent in writing by a Responsible Officer of the Company); and

(n) Dispositions not otherwise permitted hereunder (other than pursuant to Reinsurance Agreements, which shall be subject to the limitations in clause (e) above); provided that (w) such Dispositions shall be for fair market value (which determination must be supported by a fairness opinion in form and substance reasonably satisfactory to the Agent from a nationally-recognized investment banking firm in connection with any Disposition or series of related Dispositions in any single Fiscal Year the aggregate consideration for which exceeds $125,000,000; provided that no fairness opinion is required in respect of any Disposition or series of related Dispositions made at any time when (i) the Debt to Total Capitalization Ratio is equal to or less than 20% and (ii) the Financial Strength Rating Condition is satisfied) and at least 75% of the consideration received in connection therewith at closing shall consist of cash, (x) on a Pro Forma Basis after giving effect to such Disposition, the Company and its Subsidiaries would be in compliance with all of the covenants contained in the Loan Documents (including all financial and ratings covenants), (y) no such Disposition shall include the sale of any Capital Stock of any Subsidiary unless 100% of the Capital Stock of such Subsidiary owned by the Obligors is sold and (z) the Net Proceeds thereof shall be applied to prepay the Loans in accordance with Section 2.08.

Upon consummation of a sale, transfer or other Disposition permitted under this Section 7.03, Liens created under the Security Documents in respect of the assets Disposed of shall be automatically released and the Agent shall (to the extent applicable) deliver to the Company, upon the Company’s request and at the Company’s expense, such documentation as necessary to evidence the release of the Agent’s security interests, if any, in the assets being Disposed of, including amendments or terminations of Uniform Commercial Code financing statements, if any, the return of stock certificates, if any, and the release of any Subsidiary being Disposed of in its entirety from all of its obligations, if any, under the Loan Documents; provided that the Company shall have provided to the Agent such certificates evidencing compliance with the Loan Documents as the Agent shall reasonably request.

Section 7.04. [Reserved.]

Section 7.05. Transactions with Affiliates.

The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, other than (a) transactions having no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of the Company or such Subsidiary, (b) insurance transactions, intercompany pooling and other reinsurance transactions entered into in the ordinary course of business and consistent with past practice, (c) transactions in the ordinary course between or among the Company and its Subsidiaries (other than Excluded Subsidiaries) and between or among Subsidiaries (other than Excluded Subsidiaries), (d) transactions among Excluded Subsidiaries in the ordinary course of business, (e) any Restricted Payment permitted by Section 7.08 and (f) arrangements for indemnification payments for directors and officers of the Company and its Subsidiaries.

Section 7.06. Change in Business.

The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any business other than the businesses conducted by the Company and its Subsidiaries on the date of this Agreement or any business substantially related, incidental or complementary thereto as reasonably determined by the board of directors of the Company.

Section 7.07. Fundamental Changes.

Unless the Obligations (other than unmatured, surviving contingent indemnification obligations) shall be paid in full concurrently therewith, the Company shall not, and shall not suffer or permit any of its Subsidiaries to, enter into any merger, consolidation, amalgamation, or sale of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except (a) in connection with a Disposition of a Subsidiary otherwise permitted by Section 7.03 and (b) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (i) any Subsidiary Guarantor (other than CDOC) may merge, consolidate or amalgamate into the Company in a transaction in which the Company is the surviving corporation, (ii) any Subsidiary Guarantor may merge, consolidate or amalgamate into any Subsidiary in a transaction in which the surviving entity is a Subsidiary Guarantor (and if CDOC is a party to such transaction, CDOC is the surviving entity), (iii) any two Subsidiaries that are not Subsidiary Guarantors may merge, consolidate or amalgamate; provided that if either such Subsidiary is a direct Subsidiary of an Obligor, the surviving entity shall be a direct Subsidiary of an Obligor, (iv) any Subsidiary that is not a Subsidiary Guarantor may liquidate, wind up or dissolve so long as the assets of such Subsidiaries are distributed to the Company or any of its Subsidiaries and (v) any Subsidiary Guarantor (other than CDOC) may liquidate, wind up or dissolve so long as the assets of such Subsidiary Guarantor are distributed to the Company or another Subsidiary Guarantor.

Section 7.08. Restricted Payments.

The Company shall not, and shall not suffer or permit any Subsidiary to, declare or pay any dividend on (or make any payment to a related trust for the purpose of paying a dividend), or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Company or such Subsidiary (or any related trust), whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or such Subsidiary (collectively, “Restricted Payments”), except that:

(a) (i) any Subsidiary may declare or pay dividends with respect to its Capital Stock to the Company and to any Wholly-Owned Subsidiary (and in the case of a non-Wholly-Owned Subsidiary, to the Company and any Subsidiary and to each other owner of Capital Stock or other equity interests of such Subsidiary on a pro rata basis based on their relative ownership interests) and (ii) CDOC may from time to time redeem the CDOC Preferred Stock;

(b) the Company may pay dividends solely in the form of shares of its Capital Stock (other than Disqualified Capital Stock);

(c) the Company may purchase shares of Capital Stock held by employees of the Company pursuant to the Company’s Amended and Restated Long-Term Incentive Plan, as in effect on the Effective Date and any extension, renewal or replacement thereof to allow employees to meet their tax obligations;

(d) the Company may make any Restricted Payment so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Debt to Total Capitalization Ratio is equal to or less than 20% as of the date of the making of any such Restricted Payment (calculated on a Pro Forma Basis);

(e) the Company may make Restricted Payments, so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the aggregate amount of Restricted Payments pursuant to this Section 7.08(e) shall not exceed $75,000,000;

(f) the Company may make cash payments in lieu of fractional shares in connection with the exercise of warrants, options or other securities, convertible or exchangeable for Capital Stock; and

(g) the payment by the Company of any dividend within 60 days after the date of declaration thereof, if on the date of declaration such payment would have complied with the provisions of this Section 7.08;

provided that payments made pursuant to Section 7.10(a)(iv) shall reduce, dollar-for-dollar, the amount of Restricted Payments available under Section 7.08(d) or (e), as applicable.

Section 7.09. Investments and Acquisitions.

The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make any Acquisition or hold or make any other Investment in any other Person, except:

(a) Investments in existence on the Effective Date and commitments to make Investments existing on the Effective Date and listed on Schedule 7.09;

(b) Investments consisting of non-cash consideration received in connection with a Disposition not prohibited by the Loan Documents;

(c) Investments received in connection with the bankruptcy or reorganization of customers and suppliers in the ordinary course of business;

(d) Investments consisting of Contingent Obligations permitted by Section 7.01 or Indebtedness permitted by Section 7.01;

(e) Investments in Cash Equivalents;

(f) Investments by any Insurance Subsidiary (including by any Subsidiary of such Insurance Subsidiary that is not itself an Insurance Subsidiary) in the ordinary course of business in compliance with Section 7.16 and consistent with the investment policy approved by the board of directors of such Insurance Subsidiary;

(g) (i) Investments by the Company or any Subsidiary in the Company or any Subsidiary (other than any Excluded Subsidiary) in the ordinary course of business and (ii) Investments by any Excluded Subsidiary in any other Excluded Subsidiary in the ordinary course of business;

(h) Investments in Excluded Subsidiaries in the ordinary course of business in an aggregate amount expended not to exceed $30,000,000;

(i) security deposits or pledges held or made in the ordinary course of business;

(j) loans and advances in the ordinary course of business to employees for moving, relocation or travel purposes, in each case subject to compliance with the Requirements of Law;

(k) Permitted Swap Obligations;

(l) (i) Acquisitions (other than Acquisitions that constitute Investments permitted by Section 7.09(f) above or Section 7.09(m) below), for aggregate consideration in an amount not to exceed $200,000,000 in any Fiscal Year or $400,000,000 during the term of this Agreement; provided that at the time of such Acquisition no Default or Event of Default shall be continuing or shall result therefrom (including any failure to be in compliance with the financial covenants calculated on a Pro Forma Basis); and (ii) in the event (x) the Debt to Total Capitalization Ratio is equal to or less than 20% (calculated on a Pro Forma Basis), (y) the Financial Strength Rating Condition is satisfied and (z) to the extent the consideration for such Acquisitions is paid in Capital Stock of the Company (other than Disqualified Capital Stock), up to $300,000,000 of such consideration in any Fiscal Year, and up to $600,000,000 of such consideration during the term of this Agreement, shall be disregarded from the limits referred to above; and

(m) Investments not otherwise permitted hereby in an aggregate amount expended not to exceed $75,000,000.

Section 7.10. Prepayment of Certain Indebtedness; Modifications of Certain Agreements; Synthetic Purchase Agreements.

(a) The Company shall not, and shall not permit any of its Subsidiaries to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property, and including optional prepayments and open market purchases) of or in respect of principal of or interest on any Existing Convertible Debentures or any Refinancing Indebtedness thereof, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, defeasance or termination of any Existing Convertible Debentures or any Refinancing Indebtedness thereof, other than (i) payment of regularly scheduled interest payments as and when due in respect thereof, (ii) to the extent funded with Refinancing Indebtedness thereof, (iii) to the extent the consideration thereof consists of Capital Stock (other than Disqualified Capital Stock) of the Company or (iv) to the extent the Company could make a Restricted Payment under Section 7.08(d) or (e) in an equal amount (with any payments pursuant to this clause (iv) being deemed to be a Restricted Payment under Section 7.08(d) or (e), as the case may be).

(b) The Company shall not, and shall not permit any of its Subsidiaries to, amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, (i) the Senior Secured Notes Documents in any manner adverse in any material respect to the Secured Parties or (ii) the documents or instruments governing or evidencing any other Indebtedness or Capital Stock if such Indebtedness or Capital Stock as such documents or instruments are so amended, modified, waived or otherwise changed would not have been permitted to be incurred or issued under this Agreement.

(c) The Company shall not, and shall not permit any of its Subsidiaries to, amend or modify its respective Organization Documents, other than any amendments or modifications which are not adverse in any material respect to the interests of the Lenders.

(d) The Company shall not, and shall not permit any of its Subsidiaries to, enter into or be party to, or make any payment under, any Synthetic Purchase Agreement.

Section 7.11. Debt to Total Capitalization Ratio.

The Company shall maintain at all times a Debt to Total Capitalization Ratio of not more than 30%.

Section 7.12. Interest Coverage Ratio.

The Company shall not permit the Interest Coverage Ratio as of the end of any Fiscal Quarter for the four Fiscal Quarters then ended (or, if less, the number of full Fiscal Quarters commencing after the Effective Date) to be less than 2.00 to 1.00 for such Fiscal Quarter.

Section 7.13. [Intentionally Omitted.]

Section 7.14. Aggregate RBC Ratio.

The Company shall not permit the Aggregate RBC Ratio as of the end of any Fiscal Quarter to be less than (a) on or prior to December 31, 2011, 225% and (b) thereafter, 250%.

Section 7.15. Combined Statutory Capital and Surplus Level.

The Company shall not permit the Combined Statutory Capital and Surplus of the Insurance Subsidiaries as of the end of any Fiscal Quarter to be less than $1,200,000,000.

Section 7.16. Investment Portfolio Requirement.

The Company shall not permit any Insurance Subsidiary to purchase, make or otherwise acquire:

(a) any Investment that is not an Investment Grade Asset, unless, after giving effect thereto, the aggregate fair market value of all Investments of the Insurance Subsidiaries that are not Investment Grade Assets (exclusive of the Investments referred to in paragraphs (b), (c), and (d) below and policy loans as specified on page 2, line 6 of the Company’s Annual Statements) will not exceed 10% of the aggregate fair market value of all Investments held by the Insurance Subsidiaries;

(b) any Investment that is non-NAIC rated, unless, after giving effect thereto, the aggregate fair market value of all Investments of the Insurance Subsidiaries that are non-NAIC rated (exclusive of the Investments referred to in paragraphs (a), (c) and (d) hereof and policy loans as specified on page 2, line 6 of the Company’s Annual Statement) will not exceed 6% of the aggregate fair market value of all Investments held by the Insurance Subsidiaries;

(c) any Investment in real property mortgage loans classified on Schedule B-Part 1 of the Annual Statement, unless, after giving effect thereto, the aggregate fair market value of all Investments of the Insurance Subsidiaries in such loans (exclusive of Investments referred to in paragraphs (a), (b) and (d) hereof) will not exceed 12% of the aggregate fair market value of all Investments held by the Insurance Subsidiaries; and

(d) any Investment involving Capital Stock, unless, after giving effect thereto, the aggregate fair market value of all Investments of the Insurance Subsidiaries in Capital Stock (exclusive of Investments referred to in paragraphs (a), (b) and (c) hereof) will not exceed 1% of the aggregate fair market value of all Investments held by the Insurance Subsidiaries;

provided that (x) any Insurance Subsidiary shall be permitted to make any Investment that it is committed to make as of the Effective Date and listed on Schedule 7.09 (it being understood, however, that each such Investment shall be taken into account for purposes of determining whether any additional Investments may be purchased, made or otherwise acquired hereunder) and (y) if one or more of the percentage thresholds referred in clauses (a), (b), (c) or (d) above is exceeded solely as a result of the making of any Investment permitted to be made pursuant to the preceding clause (x) (after giving effect to any Investments made prior thereto), such event shall not constitute a Default for purposes hereof.

Section 7.17. Restrictive Agreements.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition on (a) the ability of the Company or any Subsidiary to create or permit to exist any Lien on any of its property to secure the Secured Obligations or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make, repay or prepay loans or advances to the Company or any other Subsidiary or to Dispose of assets to the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by applicable law (including pursuant to regulatory restrictions), (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof and identified on Schedule 7.17 (but shall apply to any amendment or modification expanding the scope of, or any extension or renewal of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets or property of the Company or any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary or assets or property that is to be sold and such sale is permitted hereunder, (iv) the foregoing shall not apply to restrictions that are not more restrictive than those contained in this Agreement contained in any documents governing any Indebtedness permitted by this Agreement, (v) clause (a) of this Section shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness (including Capitalized Lease Liabilities and Purchase Money Debt) permitted by this Agreement if such restrictions or conditions apply only to the collateral securing such Indebtedness and (vi) clause (a) of this Section shall not apply to customary provisions in leases or licenses or other contracts and agreements restricting the assignment, subletting or sublicensing thereof.

Section 7.18. Holding Company Activities.

The Company shall not, and shall not permit CDOC to, engage in any business or activity except owning all the outstanding shares of Capital Stock of their respective Subsidiaries and activities related or incidental thereto. The Company shall not permit CDOC to own or acquire any assets (except assets owned by it on the Effective Date and shares of Capital Stock of its Subsidiaries and cash and Cash Equivalents owned by it from time to time) or incur any liabilities (except liabilities under the Loan Documents and the Senior Secured Notes Documents, liabilities imposed by law, including tax liabilities, liabilities in existence on the Effective Date and other liabilities incidental to its existence and permitted business and activities).

Section 7.19. Changes in Accounting Policies; Fiscal Year.

The Company shall not, and shall not permit any of its Subsidiaries to, (a) make any change to its accounting policies or reporting practices, except as required or permitted by GAAP or (b) change the last day of its fiscal year from December 31 of each year.

ARTICLE 8

EVENTS OF DEFAULT

Section 8.01. Events of Default.

Each of the following shall constitute an “Event of Default”:

(a) Non-Payment. The Company fails to pay (i) when and as required to be paid herein, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, any amount of principal of any Loan, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

(b) Representation or Warranty. Any representation or warranty by the Company or any of its Subsidiaries made or deemed made herein or in connection with any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or contained in any certificate, document or financial or other statement by the Company, any Subsidiary or any Responsible Officer, furnished at any time in connection with this Agreement or in connection with any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, is incorrect in any material respect on or as of the date made or deemed made; or

(c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of (i) Section 6.03(a), Section 6.04(a) (with respect to the Company’s corporate existence) or Article 7 (other than Section 7.16) or (ii) Section 7.16 and, in the case of clause (ii), such default shall continue unremedied for a period of 30-days (it being understood that if the Company takes any action during such 30 day period which action, if it had been taken on or prior to the relevant date on which compliance with Section 7.16, as applicable, was tested, would have resulted in the Company being in compliance with such Section on such test date, such default shall be deemed to have been remedied on the date on which such action was taken); or

(d) Other Defaults. The Company or any of its Subsidiaries fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to the Company by the Agent or any Lender; or

(e) Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts), having an aggregate principal amount of more than $50,000,000 (in the aggregate for all such Indebtedness and Contingent Obligations), when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness (and, solely in the case of a failure to comply with any financial statement or other information delivery or reporting requirement or in the case of the entry of any judgment or decree, so long as such judgment or decree constitutes a Default but not an Event of Default under Section 8.01(i), such failure or event continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure or event) if the effect of such failure, event or condition is to cause, or to permit (or, with the giving of notice or lapse of time or both, would permit) the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity, or, in the case of any such Indebtedness consisting of Contingent Obligations, to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (x) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (y) any Termination Event (as so defined) as to which the Company or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $50,000,000 (in the aggregate for all such Swap Contracts); or

(f) Insolvency; Voluntary Proceedings. The Company or any Subsidiary (other than an Immaterial Subsidiary) (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; (iv) applies for or consents to the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or for a substantial part of its assets, or (v) takes any action to effectuate or authorize any of the foregoing; or

(g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary (other than an Immaterial Subsidiary), or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company’s or any Subsidiary’s (other than an Immaterial Subsidiary’s) properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Subsidiary (other than an Immaterial Subsidiary) admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; (iii) the Company or any Subsidiary (other than an Immaterial Subsidiary) acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or (iv) any Subsidiary (other than an Immaterial Subsidiary) shall become subject to any conservation, rehabilitation or liquidation order, directive or mandate issued by any Governmental Authority; or

(h) Pension Plans and Welfare Plans. With respect to any Single Employer Pension Plan as to which the Company, any of its Subsidiaries or any other ERISA Affiliate may have any liability, there shall exist an Unfunded Pension Liability of more than $25,000,000 in the aggregate as to the Company, any of its Subsidiaries or any ERISA Affiliate, and steps are undertaken to terminate such plan or such Pension Plan is terminated or the Company, any of its Subsidiaries or any other ERISA Affiliate withdraws from or institutes steps to withdraw from such Pension Plan, or the Company has knowledge that steps have been taken to terminate any Multiemployer Plan and such termination may result in liability to the Company, any of its Subsidiaries or any ERISA Affiliate in excess of $25,000,000 in the aggregate or any ERISA Event has occurred that could result in the incurrence of liability by the Company, any of its Subsidiaries or any ERISA Affiliate in excess of $25,000,000 in the aggregate or steps are taken to terminate any Multiemployer Plan and such termination may result in any liability of the Company, any of its Subsidiaries or any ERISA Affiliate in excess of $30,000,000 in the aggregate; or

(i) Material Judgments. One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has not denied coverage) of $50,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof, or any action shall be taken by a judgment creditor to attach or levy upon any asset of the Company or any of its Subsidiaries to enforce any such judgment or decree; or

(j) Material Regulatory Matters. At any time either (x) the Debt to Total Capitalization Ratio is greater than 20% or (y) the Financial Strength Rating Condition is not satisfied, (i) any Insurance Subsidiary shall not make a scheduled payment of interest or principal on any surplus note or similar form of indebtedness (due to actions of any Governmental Authority or otherwise), (ii) any Insurance Subsidiary’s ability to pay fees to its Affiliates under existing agreements (or extensions of existing agreements) shall be restricted (due to actions of any Governmental Authority or otherwise) or (iii) in any Fiscal Year, an Insurance Subsidiary’s ability to pay dividends to its stockholders is restricted in any manner (due to actions of any Governmental Authority or otherwise), other than by restrictions relating to dividends that apply generally to other insurance companies domiciled in the Insurance Subsidiary’s state of domicile under the insurance law of the state, and (1) in the cases of clauses (i) through (iii) above, such event or condition, together with all other such events or conditions, could reasonably be expected to have a Material Adverse Effect and (2) in each case, such event or condition was not in effect as of the date hereof; or

(k) Change of Control. There occurs any Change of Control; or

(l) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, ceases to be in full force and effect; or any Obligor contests in writing the validity or enforceability of any provision of any Loan Document; or any Obligor denies in writing that it has any or further liability or obligation under any material provision of any Loan Document, or purports to revoke, terminate or rescind any material provision of any Loan Document; or

(m) Liens. Any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by the Company or any Subsidiary of the Company not to be, a valid and perfected Lien on any Collateral covered thereby, with the priority required by the applicable Security Document (except as a result of a sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or as a result of the Agent’s failure to maintain possession of any stock certificates, promissory notes or other documents or possessory collateral delivered to it under the Security Agreement), except to the extent that such cessation would not, together with all other such cessations, be with respect to Collateral having a fair market value in excess of $25,000,000.

Section 8.02. Remedies.

If any Event of Default shall have occurred and be continuing, the Agent shall, at the request of, or may, with the consent of, the Required Lenders,

(a) declare the obligation of each Lender to make extensions or conversions of the Loans to be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, whereupon such Loans, all interest accrued and unpaid thereon and all other amounts owing or payable hereunder or under any other Loan Document shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

(c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided that upon the occurrence of any event specified in Section 8.01(f) or Section 8.01(g) (upon the expiration of the 60-day period mentioned therein, if applicable), the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company.

Section 8.03. Rights Not Exclusive.

The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

ARTICLE 9

THE AGENT

Section 9.01. Appointment and Authority.

Each of the Lenders hereby irrevocably appoints MSSF to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent and the Lenders, and neither the Company nor any other Obligor shall have rights as a third party beneficiary of any of such provisions.

Section 9.02. Rights as a Lender.

The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.03. Exculpatory Provisions.

The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.02 and 10.01) or (ii) in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent by the Company or a Lender.

The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

Section 9.04. Reliance by Agent.

The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05. Delegation of Duties.

The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

Section 9.06. Resignation of Agent.

The Agent may at any time give notice of its resignation to the Lenders and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent, in consultation with the Company, as provided for above in this Section.

Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

Section 9.07. Non-Reliance on Agent and Other Lenders.

Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.08. No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the joint lead arrangers, joint bookrunners, syndication agents or documentation agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent or a Lender hereunder.

Section 9.09. Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Obligor, the Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agent and their respective agents and counsel and all other amounts due the Lenders and the Agent under Sections 2.10, 10.04 and 10.05) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Lenders, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 2.10, 10.04 and 10.05.

Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.10. Collateral and Guaranty Matters.

The Lenders irrevocably authorize the Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Agent under any Loan Document (i) upon payment in full of all Obligations (other than unmatured, surviving contingent indemnification obligations), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of (other than to the Company or a Subsidiary Guarantor) as part of or in connection with any sale permitted hereunder or under any other Loan Document or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

(b) to subordinate any Lien on any property granted to or held by the Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.02(i); and

(c) to release any Subsidiary Guarantor from its obligations under the Secured Guarantee if such Person (i) ceases to be a Subsidiary as a result of a transaction permitted hereunder or (ii) becomes an Excluded Subsidiary or an Insurance Subsidiary in accordance with the terms of this Agreement and the other Loan Documents.

Upon request by the Agent at any time, the Required Lenders will confirm in writing the Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Secured Guarantee pursuant to this Section 9.10.

Section 9.11. Indemnification of Agent.

Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), ratably according to their respective portions of the total Loans held on the date on which indemnification is sought, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; and provided further that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all other Obligations and the resignation of the Agent.

Section 9.12. Withholding Tax.

To the extent required by any applicable law, the Agent shall withhold from any payment to any Lender an amount equal to any applicable withholding Tax. If the IRS or any Governmental Authority asserts a claim that the Agent did not properly withhold Tax from any amount paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless the Agent (to the extent that the Agent has not already been reimbursed by the Company and without limiting or expanding the obligation of the Company to do so) for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including any penalties, additions to Tax or interest thereon, together with all expenses incurred, including legal expenses and any out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Government Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Agent under this Article IX. The agreements in this Article IX shall survive the resignation and/or replacement of the Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Loans and the repayment, satisfaction or discharge of all obligations under this Agreement. Unless required by applicable laws, at no time shall the Agent have any obligation to file for or otherwise pursue on behalf of a Lender any refund of Taxes withheld or deducted from funds paid for the account of such Lender.

ARTICLE 10

MISCELLANEOUS

Section 10.01. Amendments and Waivers.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Obligor therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Obligor, as the case may be, and acknowledged by the Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(b) postpone or delay the maturity of the Loans, or any scheduled date of payment of the principal amount of the Loans under Section 2.07, or any date for the payment of any interest or fees due to the Lenders (or any of them) hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender affected thereby (other than as a result of waiving (i) an Event of Default in accordance with the terms hereof or (ii) default interest hereunder to the extent a waiver of the underlying default giving rise to such default interest does not require a vote of all Lenders);

(c) change the percentage of the Commitments or of the aggregate unpaid principal amount, in each case, under the Facility, of the Loans that is required for the Lenders under the Facility or any of them to take any action hereunder without the written consent of each Lender under the Facility;

(d) amend the definition of “Interest Period” under the Facility to permit Interest Periods under the Facility with a duration of longer than six months without the written consent of each Lender under the Facility;

(e) release all or any substantial part of the Collateral from the Transaction Liens (except as expressly permitted hereunder or in the Security Agreement) without the written consent of each Lender;

(f) amend this Section 10.01 without the written consent of each Lender; or

(g) following any enforcement of remedies under this Agreement, change Section 2.13 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender affected thereby;

and provided further that (i) no such agreement shall, unless in writing and signed by the Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document (except with respect to the removal of the Agent) and (ii) any fee agreement referred to in Section 2.10 may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except for any amendment, waiver or consent pursuant to Section 10.01(a), (b) or (c).

Section 10.02. Notices.

(a) Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number (provided that any matter transmitted by the Company by facsimile (1) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 10.02, and (2) shall be followed promptly by delivery of a hard copy original thereof) or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Company or the Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its administrative questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Company and the Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided that notices and other communications to the Agent pursuant to Article 2 shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

(b) Loan Documents may be transmitted and/or signed by facsimile or Adobe PDF delivered by electronic mail. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on all Obligors, the Agent and the Lenders. The Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(c) Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.02, and to distribute Loan Documents for execution by the parties thereto and may not be used for any other purpose.

(d) The Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify each Agent-Related Person and each Lender from all losses, costs, out-of-pocket expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company; provided that such indemnity shall not, as to any such Person, be available to the extent that such losses, costs, expenses or liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Person. All telephonic notices to and other communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03. No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 10.04. Costs and Expenses.

The Company agrees (a) to pay or reimburse the Agent for all reasonable costs and out-of-pocket expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated) and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement (including, but not limited to this Section 10.04) or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including in any Insolvency Proceeding or appellate proceeding), including all fees, expenses and disbursements of any law firm or other external legal counsel and, without duplication, the allocated cost of internal legal services and all expenses and disbursements of internal counsel. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto and other out-of-pocket expenses incurred by the Agent and the cost of independent public accountants and other outside experts retained by the Agent or any Lender. All amounts due under this Section shall be payable within ten Business Days after written demand therefor together with, if requested by the Company, backup documentation supporting such payment or reimbursement request. The agreements in this Section shall survive the repayment of the Loans and the other Obligations.

Section 10.05. Company Indemnification; Damage Waiver.

(a) Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, and the directors, officers, employees, counsel, agents and attorneys-in-fact of such Persons and Affiliates involved with the refinancing or the Transactions (collectively the “Indemnified Persons”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, charges and reasonable costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever (including those arising from or relating to any environmental matters) that may at any time be imposed on, incurred by or asserted against any such Indemnified Person by any third party or by the Company or any other Obligor in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom, (c) any Environmental Liability related to the Company or any of its Subsidiaries or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnified Person; provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person. No Indemnified Person shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnified Person have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Effective Date). All amounts due under this Section shall be payable within thirty days after written demand therefor together with, if requested by the Company, backup documentation supporting such indemnification request. The agreements in this Section shall survive the resignation of the Agent, the replacement of any Lender and the repayment, satisfaction or discharge of all the other Obligations.

(b) To the extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

Section 10.06. Payments Set Aside.

To the extent that the Company makes a payment to the Agent or the Lenders, or the Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Lender severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

Section 10.07. Assignments, Successors, Participations, Etc.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.07(b), or (ii) by way of participation in accordance with the provisions of Section 10.07(d) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (as defined below) to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that:

(i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Company shall be deemed to have consented unless it shall object thereto by written notice to the Agent within five (5) Business Days after having received notice thereof;

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned under the Facility, except that this clause (ii) shall prohibit any Lender from assigning all or a portion of its rights and obligations under the Facility on a non-pro rata basis;

(iii) [Reserved];

(iv) the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption (such Assignment and Assumption to be (A) electronically executed and delivered to the Agent via an electronic settlement system then acceptable to the Agent (or, if previously agreed with the Agent, manually), and (B) delivered together with a processing and recordation fee of $3,500, unless waived or reduced by the Agent in its sole discretion; and

(v) the Eligible Assignee, if it shall not be a Lender, shall deliver to the Agent an administrative questionnaire, in the form prescribed by the Agent.

Subject to acceptance and recording thereof by the Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, (provided that, with respect to circumstances in effect on the effective date of such Assignment and Assumption, an Eligible Assignee shall not be entitled to receive any greater payment under Section 3.01 than the applicable Lender would have been entitled to receive had the assignment not taken place) and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.03, 3.04, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Company (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).

(c) Register. The Agent, acting solely for this purpose as an agent of the Company, shall maintain at the Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Company, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and each Lender (with respect to its own interests in the Facility only) at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Company or the Agent, sell participations to any Person (other than a natural person or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant.

Except to the extent limited by Section 10.07(e), the Company agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.03 and 3.04 (subject to the limitations and requirements of such Sections (including Section 3.01(e) and Section 3.01(f)) and Section 3.07, as if such Participant were a Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant; provided that this Section 10.07(e) shall not apply (1) if the sale of the participation to such Participant is made with the Company’s prior written consent or (2) to the extent the entitlement to a greater payment results solely from a change in any Requirement of Law occurring after such Participant became a Participant.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.08. Confidentiality.

Each Lender agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it by the Company or any Subsidiary, or by the Agent on the Company’s or such Subsidiary’s behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information (x) other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary or (y) in any manner that would constitute a violation of applicable laws, except, in either case, to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Lender; provided further that any Lender may disclose such information (a) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such authority; (b) pursuant to subpoena or other court process; (c) when required to do so in accordance with the provisions of any applicable Requirement of Law; (d) to the extent reasonably required in connection with any litigation or proceeding to which the Agent or any Lender or their respective Affiliates may be party; (e) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (f) to such Lender’s independent auditors and other professional advisors; (g) to any Participant or Eligible Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (h) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party with such Lender or such Affiliate; (i) to its Affiliates, provided that such Affiliates are not insurance companies; (j) to any other party to this Agreement; and (k) to any pledgee referred to in Section 10.07(f) or any direct contractual counterparty or prospective counterparty (or such counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Company or any of its Subsidiaries (so long as all parties, including all counterparties and advisors agree to be bound by the provisions of this Section 10.08). In the case of confidential information received from the Company or any Subsidiary after the date hereof, such information shall be clearly identified at the time of delivery as confidential.

Section 10.09. Set-off.

In addition to any rights and remedies of the Lenders provided by law, if an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or Affiliate to or for the credit or the account of the Company against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured; provided that neither any Lender nor any of its Affiliates shall be entitled to exercise any such set off with respect to any trust, tax reserve or payroll account. Each Lender agrees to promptly notify the Company and the Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 10.10. Notification of Addresses, Lending Offices, Etc.

Each Lender shall notify the Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

Section 10.11. Counterparts.

This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

Section 10.12. Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Agent and each Lender, regardless of any investigation made by the Agent or any Lender or on their behalf, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

Section 10.13. Severability.

If any provision of any Loan Document is invalid, illegal or unenforceable in any jurisdiction then, to the fullest extent permitted by law, (i) such provision shall, as to such jurisdiction, be ineffective to the extent (but only to the extent) of such invalidity, illegality or unenforceability, (ii) the other provisions of the Loan Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Lenders in order to carry out the intentions of the parties thereto as nearly as may be possible and (iii) the invalidity, illegality or unenforceability of any such provision in any jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

Section 10.14. Replacement of Defaulting Lenders and Non-Consenting Lenders.

If any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Agent shall have received the assignment fee specified in Section 10.07(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Sections 3.01, 3.03 and 3.04) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts).

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

No action by or consent of a Defaulting Lender or a Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment the Company, Agent, such Defaulting Lender or such Non-Consenting Lender and the replacement Lender shall otherwise comply with this Section 10.14; provided, that if such Defaulting Lender or such Non-Consenting Lender does not comply with this Section 10.14 within one Business Day after the Company’s request, compliance with this Section 10.14 shall not be required to effect such assignment.

Section 10.15. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) The Company irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each party hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that any Lender or the Agent may otherwise have to bring any action or proceeding relating to any Loan Document against any Obligor or its properties in the courts of any jurisdiction.

(c) The Company irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in subsection (b) of this Section. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

(d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.02. Nothing in any Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 10.16. Waiver of Jury Trial.

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

Section 10.17. USA PATRIOT Act Notice.

Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender or the Agent, as applicable, to identify the Company in accordance with the Patriot Act.

Section 10.18. Entire Agreement.

This Agreement, together with the other Loan Documents and any separate agreements with respect to fees payable to the Agent, embodies the entire agreement and understanding among the Company, the Lenders and the Agent and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

[SIGNATURE PAGES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

CNO FINANCIAL GROUP, INC.

By:	/s/ Scott L. Galovic
Name: Scott L. Galovic
Title: Vice President and Treasurer

MORGAN STANLEY SENIOR FUNDING, INC., as Agent and as Lender

By:	/s/ Eric Jenkins
Name: Eric Jenkins
Title: Authorized Signatory

Schedule 2.01

Commitments

Lender	Commitment	Percentage of Total Commitments
Morgan Stanley Senior Funding, Inc.	$375,000,000	100%

Schedule 5.05

Litigation

All as more fully described in the Company’s Form 10-Q for the fiscal quarter ended September 30, 2010:

A.	Securities Litigation

1.	Franz Schleicher, et al. v. Conseco, Inc., Gary Wendt, William Shea, Charles Chokel and James Adams, et al., Case No. 02-CV-1332 DFH-TAB.

2.	Plumbers and Pipefitters Local Union No. 719 Pension Trust Fund, on behalf of itself and all others similarly situated v. Conseco, Inc., et al., Case No. 09-CIV-6966.

3.	William T. Carter, derivatively on behalf of CNO Financial Group, Inc. v. R. Glenn Hilliard, Donna A. James, R. Keith Long, Debra J. Perry, C. James Prieur, Neal C. Schneider, Michael T. Tokarz, John G. Turner, William Kirsch, Eugene Bullis, Michael Dubes, James Hohmann, Edward Bonach, Ali Inanilan, and John Wells, and CNO Financial Group, Inc., Cause No. 49D10 10 06 PL 024523.

B.	Cost of Insurance Litigation

1.	AE Ventures for Archie Murakami, et al. v. Conseco, Inc., Conseco Life Insurance Company; and Doe Defendants 1-100, Case No. CV05-00594.

2.	Clifford S. Arakaki et al. v. Conseco Life Insurance Company, Doe Defendants 1-100, Case No. CV05-00026.

C.	Other Litigation

1.	In re Conseco Insurance Co. Annuity Marketing & Sales Practices Litigation, consolidating the following two cases (under the Hansen case number):

a)	Robert H. Hansen, an individual, and on behalf of all others similarly situated v. Conseco Insurance Company, an Illinois corporation f/k/a Conseco Annuity Assurance Company, Cause No. C0504726 and

b)	Friou P. Jones, on Behalf of Himself and All Others Similarly Situated v. Conseco Insurance Company, an Illinois company f/k/a Conseco Annuity Assurance Company, Cause No. C06-00537

2.	Celedonia X. Yue, M. D. on behalf of the class of all others similarly situated, and on behalf of the General Public v. Conseco Life Insurance Company, successor to Philadelphia Life Insurance Company and formerly known as Massachusetts General Life Insurance Company, Cause No. CV08-01506 CAS.

3.	Sydelle Ruderman individually and on behalf of all other similarly situated v. Washington National Insurance Company, Case No. 08-23401-CIV-Cohn/Selzer.

4.	Cedric Brady, et. al. individually and on behalf of all other similarly situated v. Conseco, Inc. and Conseco Life Insurance Company Case No. 3:08-cv-05746.

Bill W. McFarland, and all those similarly situated v. Conseco Life Insurance Company, Case No. 3:09-cv-598-J-32MCR.

On February 3, 2010, the Judicial Panel on MDL ordered these two cases to be consolidated for pretrial proceedings in the Northern District of California Federal Court. On July 7, 2010, plaintiffs filed an amended motion for class certification of a nationwide class and a California state class. The Company filed its motion in opposition on July 21, 2010. On October 6, 2010, the court granted the motion for certification of a nationwide class and denied the motion for certification of a California state class.

5.	Samuel Rowe and Estella Rowe, individually and on behalf of themselves and all others similarly situated v. Bankers Life & Casualty Company and Bankers Life Insurance Company of Illinois, Case No. 09CV491.

6.	State of Minnesota, by its Pollution Control Agency and its Attorney General Lori Swanson vs. Associated Medical Assurance Limited, Associated Health Assurance Limited, Associated Hospital Assurance Limited, Federated Rural Electric Insurance Exchange, Mt. McKinley Insurance Company, Munich Reinsurance America Incorporated, North Star Reinsurance Corporation, Northwestern National Insurance Company of Milwaukee, Wisconsin, Stonebridge Life Insurance Company, and United Insurance Company, Cause no. 27-cv-08-1912.

Schedule 5.07

ERISA

None.

Schedule 5.13

Investment Companies

None.

Schedule 5.14

Subsidiaries

Key

G = Subsidiary Guarantor

IM = Immaterial Subsidiary

F = Foreign Subsidiary

INS = Insurance Subsidiary

SIS = Subsidiary of Insurance Subsidiary

Company (Place of Incorporation)	Subsidiary Type	Direct Beneficial Owner(s) (Place of Incorporation)
3037953 Nova Scotia Company (NS) (Calgary)	F, IM	ResortPort Holding of Delaware, Inc. (DE)
40|86 Advisors, Inc. (DE)	G	CNO Financial Group, Inc. (DE)
40|86 Mortgage Capital, Inc. (DE)	G	CDOC, Inc. (DE)
American Life and Casualty Marketing Division Co. (IA)	G	CDOC, Inc. (DE)
Association Management Corporation (IL)	IM	CDOC, Inc. (DE)
Bankers Conseco Life Insurance Company (NY)	INS	Conseco Life Insurance Company of Texas (TX)
Bankers Life and Casualty Company (IL)	INS	Conseco Life Insurance Company of Texas (TX)
BLC Financial Services, Inc. (IL)	SIS	Bankers Life and Casualty Company (IL)
C.P. Real Estate Services Corp. (NJ)	SIS	Colonial Penn Life Insurance Company (PA)
CDOC, Inc. (DE)	G	CNO Financial Group, Inc. (DE) Beneficial ownership (Pfd. Stock) held by Bankers Life and Casualty Company, Washington National Insurance Company, Conseco Life Insurance Company
CNO IT Services (India) Private Limited	F, IM	CDOC, Inc. (DE) – 99.996%, CNO Financial Group, Inc. (DE) - 0.004%
CNO Management Services Company (TX)	G	CDOC, Inc. (DE)
CNO Services, LLC (IN)	G	CDOC, Inc. (DE) – 89.1%, CNO Financial Group, Inc. (DE) – 9.9%, CNO Management Services Company (TX) – 1%

Company (Place of Incorporation)	Subsidiary Type	Direct Beneficial Owner(s) (Place of Incorporation)
Codelinks, LLC (IN)	IM	CDOC, Inc. (DE)
Colonial Penn Life Insurance Company (PA)	INS	Conseco Life Insurance Company of Texas (TX)
Conseco Health Services, Inc. (PA)	IM	CDOC, Inc. (DE)
Conseco Life Insurance Company (IN)	INS	CDOC, Inc. (DE)
Conseco Life Insurance Company of Texas (TX)	INS	CDOC, Inc. (DE)
Conseco Marketing, L.L.C. (IN)	IM	CNO Services, LLC (IN) – 90%, CNO Financial Group, Inc. (DE) – 9%, CNO Management Services Company (TX) – 1%
Conseco Securities, Inc. (DE)	IM	CDOC, Inc. (DE)
Design Benefit Plans, Inc. (IL)	IM	CNO Financial Group, Inc. (DE)
Hawthorne Advertising Agency Incorporated (PA)	IM	CDOC, Inc. (DE)
K.F. Agency, Inc. (IL)	IM	CDOC, Inc. (DE)
K.F. Insurance Agency of Massachusetts, Inc. (MA)	IM	CDOC, Inc. (DE)
NAL Financial Group, Inc. (DE)	IM	Conseco, Inc. (DE)
Performance Matters Associates of Texas, Inc. (TX)	G	Performance Matters Associates, Inc. (DE)
Performance Matters Associates, Inc. (DE)	G	CDOC, Inc. (DE)
ResortPort Holding of Delaware, Inc. (DE)	IM	CDOC, Inc. (DE)
Washington National Insurance Company (IL)	INS	CDOC, Inc. (DE))

Schedule 6.15

Post Closing Matters

1. The Company shall use commercially reasonable efforts to terminate, or cause to be terminated, the lien described below as promptly as practicable following the Effective Date.

Debtor	Jurisdiction	Type	Amount	Secured Party of Record	Original File Date	Original File Number
40|86 Advisors, Inc.	Hamilton County, Indiana	Federal Tax Lien	$23,879.93	Internal Revenue Service	12/07/2009	2009070129

2. The Company shall, within 60 days of the Effective Date, deliver to the Agent one or more certificates representing 65% of the outstanding Voting Stock of CNO IT Services (India) Private Limited, accompanied by duly executed instruments of transfer or assignment in blank.

Schedule 7.01

Existing Indebtedness

1.	Existing intercompany indebtedness involving Excluded Subsidiaries set forth on Attachment 1.

2.	Bankers Life and Casualty Company guarantee of retirement benefits for former President and CEO pursuant to an employment agreement.

3.	Conseco Life Insurance Company of Texas guarantee of retirement benefits for former President and CEO pursuant to employment agreement.

4.	6% Senior Note due November 12, 2013 of Conseco, Inc. dated as of November 12, 2008 ($75,000,000 aggregate principal amount outstanding as of the Effective Date).

5.	Existing Convertible Debentures.

Attachment 1 to SCHEDULE 7.01

Intercompany Indebtedness Involving Excluded Subsidiaries

as of 9/30/10

Debtor	Owed to	Amount ($)
Association Management Corporation	CNO Services, LLC	$80
Bankers Life & Casualty	BLC Financial Services, Inc.	84,800
CDOC	CNO IT Services India Private Limited	15,959
CNO Services, LLC	Conseco Health Services, Inc.	85
Conseco Marketing, L.L.C.	CNO Services, LLC	1,649,831
Conseco Securities, Inc.	CDOC	1,294,209
Conseco Securities, Inc.	CNO Services, LLC	39,947
Design Benefit Plans, Inc.	CNO Financial Group, Inc.	45,114
K.F. Agency, Inc.	Bankers Life & Casualty	15,199

		$3,145,224

Schedule 7.02

Existing Liens

Debtor	Jurisdiction	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
40|86[1] Advisors, Inc.	Indiana	Federal Tax Lien	IRS ($23,879.93)	N/A	12/07/2009	2009070129	N/A	N/A
Conseco Services, LLC	Indiana	UCC-1	Oce North America, Inc.	Specified Equipment	12/10/2004	200400011482698	N/A	N/A
Conseco Services, LLC	Indiana	UCC-1	OCE Financial Services, Inc. & OCE North America, Inc.	Specified Equipment	01/20/2005	200500000708466	N/A	N/A
Conseco Services, LLC	Indiana	UCC-1	Oce North America, Inc.	Specified Equipment	04/19/2007	200700003823368	N/A	N/A
Conseco Services, LLC	Indiana	UCC-1	Ricoh Americas Corporation	Specified Equipment	06/01/2009	200900004546333	N/A	N/A
Conseco Services, LLC	Indiana	UCC-1	Logicalis, Inc.	Specified Equipment	02/01/2010	201000000995117	N/A	N/A

[1]	This lien is to be discharged as described in Schedule 6.15.

Debtor	Jurisdiction	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Conseco Services, LLC	Indiana	UCC-1	North America Communications Resource, Inc.	Specified Equipment	03/01/2010	201000001740792	N/A	N/A
Conseco Services, LLC	Indiana	UCC-1	North America Communications Resource, Inc.	Specified Equipment	03/01/2010	201000001741713	N/A	N/A
Conseco Services, LLC	Indiana	UCC-1	Oce North America, Inc.	Specified Equipment	03/11/2010	201000002079667	N/A	N/A
Conseco, Inc.	Delaware	UCC-1	TCF Equipment Finance, Inc.	Specified Equipment	05/28/2009	2009 1773594	N/A	N/A

Schedule 7.09

Existing and Committed Investments

Existing Investments:

Equity investments in Excluded Subsidiaries existing on the date hereof.

Committed Investments:

None.

Schedule 7.17

Restrictive Agreements

None.

Schedule 10.02

Addresses for Notices

CNO FINANCIAL GROUP, INC.

CNO Financial Group, Inc.

11825 North Pennsylvania Street

Carmel, Indiana 46032

Attention: Scott L. Galovic

Telephone: (317) 817-3228

Facsimile: (317) 817-3772

Electronic Mail: scott.galovic@cnoinc.com

with a copy to:

CNO Financial Group, Inc.

11825 North Pennsylvania Street

Carmel, Indiana 46032

Attention: Karl Kindig

Telephone: (317) 817-6708

Facsimile: (317) 817-5828

Electronic Mail: karl.kindig@cnoinc.com

MORGAN STANLEY SENIOR FUNDING, INC., as Agent

Legal Address:

Morgan Stanley Senior Funding, Inc.

1 Pierrepont Plaza, 7th Floor

Brooklyn, NY 11201

Servicing Contact:

(Paydowns, Interest, rollover notices, etc.):

Morgan Stanley Senior Funding, Inc.

Attention: Agency Team

1 Pierrepont Plaza, 7th Floor

Brooklyn, NY 11201

Telephone: 718-754-2712

Telecopier: 212-507-8080

Electronic Mail: msagency@morganstanley.com

Other Notices as Administrative Agent:

Morgan Stanley Senior Funding, Inc.

Documentation Team

Attention: Carrie D Johnson

One Utah Center, 201 South Main Street, 5th Floor

Salt Lake City, Utah 84111

Telephone: 801-236-3655

Telecopier: 212-507-5040

Electronic Mail: docs4loans@ms.com, ms4loans@ms.com

EXHIBIT A

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:

To:	Morgan Stanley Senior Funding, Inc., as Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of December 21, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), by and among CNO Financial Group, Inc., a Delaware corporation (the “Company”), the Lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as Agent.

The undersigned Responsible Officer of the Company hereby certifies, solely as a Responsible Officer of the Company and not in his/her individual capacity, as of the date hereof that he/she is the [                                ] of the Company, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Agent on behalf of the Company, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. (i) Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section and (ii) attached hereto as Schedule 2 is the certificate prepared by such independent certified public accountant with respect to such financial statements, as required by Section 6.02(b) of the Agreement.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present in all material respects, in accordance with GAAP (subject to the absence of footnotes and year-end audit adjustments), the financial position, the results of operations and cash flows of the Company and its Subsidiaries as at such date and for such period.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

3. A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its obligations under the Loan Documents, and

[select one:]

[during such fiscal period, to the best knowledge of the undersigned, the Company performed and observed each covenant and condition of the Loan Documents applicable to it and no Default has occurred and is continuing.]

—or—

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The financial covenant analyses and information set forth on Schedule 3 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate in his/her capacity as Responsible Officer of the Company as of                     ,             .

CNO FINANCIAL GROUP, INC.

By:
Name:
Title:

SCHEDULE 1

TO THE COMPLIANCE CERTIFICATE

SCHEDULE 2

TO THE COMPLIANCE CERTIFICATE

SCHEDULE 3

TO THE COMPLIANCE CERTIFICATE1

For the Fiscal Quarter/Year ended                      (“Statement Date”)

Section 7.01 — Limitation on Indebtedness; Certain Capital Stock

Item		Maximum Permitted (at any time outstanding)	Actual (measured as of the Statement Date)

(a)	Aggregate principal amount of Capitalized Lease Liabilities, Purchase Money Debt, and Refinancing Indebtedness thereof (but disregarding the requirements of clauses (b) through (h) of the definition thereof):	$50,000,000	$

(b)	Aggregate principal amount of Indebtedness owed by any Excluded Subsidiary to the Company or any other Subsidiary:	$30,000,000	$

(c)	Aggregate principal amount of other secured Indebtedness under Section 7.01(a)(xiii) of the Agreement (including Indebtedness described in Item (e) below):	$50,000,000	$

(d)	Aggregate principal amount of other unsecured Indebtedness under Section 7.01(a)(xiv) of the Agreement (including Indebtedness described in Item (e) below):	$75,000,000	$

(e)	Aggregate principal amount of other secured or unsecured Indebtedness of Subsidiaries that are not Obligors under Section 7.01(a)(xiii) and Section 7.01(a)(xiv) of the Agreement:	$25,000,000	$

[1]	In case of any inconsistency between the provisions of this Schedule and the provisions of the Agreement, the Agreement shall prevail.

Section 7.02 — Liens

		Maximum Permitted (at any time outstanding)	Actual (measured as of the Statement Date)
(a)	Aggregate amount of collateral consisting of cash or Cash Equivalents[1] securing Permitted Swap Obligations under Section 7.02(c) of the Agreement:	$60,000,000	$

(b)	Aggregate amount of collateral consisting of cash or Cash Equivalents securing letters of credit issued in respect of obligations to insurers under Section 7.02(f) of the Agreement:	$20,000,000	$

(c)	Aggregate amount of Cash Management Obligations permitted by Section 7.01(a)(xiii) of the Agreement secured by Liens under Section 7.02(o) of the Agreement:	$10,000,000	$

Section 7.03 — Disposition of Assets

		Maximum Permitted (for the period indicated)	Actual (measured as indicated)
(a)	Aggregate amount of Dispositions to Excluded Subsidiaries under Section 7.03(d) of the Agreement:	$30,000,000	$
			through the Statement Date

(b)	Aggregate statutory profit and/or gains on insurance policy sales or other portfolio transfers resulting from all Dispositions pursuant to a Reinsurance Agreement consummated after the Effective Date under clause (ii) of Section 7.03(e) of the Agreement, subject to the provisos in clauses (x) and (y) of such Section:	$400,000,000 during the term of the Agreement $150,000,000 in any Fiscal Year	$ through the Statement Date $ for the Fiscal Year through the Statement Date

[1]

For purposes of this Item (a), in the case of Cash Equivalents described in clauses (a), (b), (e) and (f) of the definition thereof, the one year (or twelve-month, as applicable) maturity limitation set forth in such clauses shall be disregarded.

Section 7.08 — Restricted Payments

		Maximum Permitted (for the period indicated)	Actual (measured as indicated)

(a)	Aggregate amount of Restricted Payments under Section 7.08(d) of the Agreement, together with the aggregate amount of payments made pursuant to Section 7.10(a)(iv) of the Agreement that could have been made as Restricted Payments under Section 7.10(d) of the Agreement at the time made:	Pro forma Debt to Total Capitalization Ratio is equal to or less than 20%	$ through the Statement Date

(b)	Aggregate amount of Restricted Payments under Section 7.08(e) of the Agreement, together with the aggregate amount of payments made pursuant to Section 7.10(a)(iv) of the Agreement (except to the extent that any such payment could have been made as a Restricted Payment under Section 7.10(d) of the Agreement at the time made):	$75,000,000	$ through the Statement Date

Section 7.09 — Investments and Acquisitions
		Maximum Permitted (for the period indicated)	Actual (measured as indicated)

(a)	Aggregate amount expended for Investments in Excluded Subsidiaries in the ordinary course of business under Section 7.09(h) of the Agreement, together with the aggregate principal amount of Indebtedness outstanding owing to any Excluded Subsidiaries pursuant to the Tax Sharing Agreement (as described in Section 7.01(a)(xviii) of the Agreement):	$30,000,000	$ through the Statement Date

(b)	Aggregate amount expended for Acquisitions (other than Acquisitions that constitute Investments permitted by Section 7.09(f) or 7.09(m) of the Agreement) under Section 7.09(l)(i) of the Agreement, subject to the requirements of such Section:	$400,000,000 during the term of the Agreement $200,000,000 in any Fiscal Year	$ through the Statement Date $ for the Fiscal Year through the Statement Date

		Maximum Permitted (for the period indicated)	Actual (measured as indicated)
(c)	Aggregate amount expended for Acquisitions (other than Acquisitions that constitute Investments permitted by Section 7.09(f) or 7.09(m) of the Agreement) under Section 7.09(l)(ii) of the Agreement, subject to the requirements of such Section:	$600,000,000 during the term of the Agreement $300,000,000 in any Fiscal Year	$ through the Statement Date $ for the Fiscal Year through the Statement Date

(d)	Aggregate amount expended for Investments under Section 7.09(m) of the Agreement:	$75,000,000	$ through the Statement Date

Section 7.11 — Debt to Total Capitalization Ratio

(a)	Maximum permitted:				30.0%

(b)	Actual (measured as of the Statement Date):

	(i)	the principal amount of and accrued but unpaid interest on all Indebtedness of the Company outstanding on such date:		$

		(A)	Indebtedness owing to any Subsidiary Guarantor:	$

		(B)	the liabilities (if any) of the Company in respect of Swap Contracts as determined by reference to the Swap Termination Value thereof:	$

		(C)	sum of (b)(i)(A) + (b)(i)(B):	$

		(D)	(b)(i) minus (b)(i)(C):	$

	(ii)	Total Capitalization:

		(A)	Total Shareholders’ Equity of the Company:	$

		(B)	sum of (b)(i)(D) + (b)(ii)(A):	$

(c)	Ratio of (b)(i)(D) to (b)(ii)(B):

Section 7.12 — Interest Coverage Ratio

Calculation Period: [Four] Fiscal Quarters ended                     ,

(a)	Minimum required:			2.00:1.0

(b)	Actual CNO Available Cash Flow for the Calculation Period, without duplication:

	(i)	dividends paid in cash to the Company by any Subsidiary:	$

	(ii)	interest paid in cash to the Company by any Subsidiary pursuant to any Indebtedness owing by such Subsidiary to the Company:	$

	(iii)	interest or principal paid in cash to the Company with respect to any Surplus Debenture:	$

	(iv)	amounts paid in cash to the Company under the Tax Sharing Agreement:	$

	(v)	management and other similar fees received by the Company under servicing agreements or otherwise from any Subsidiary:	$

	(vi)	amounts paid in cash to the Company pursuant to a loan made to it by any Subsidiary:	$

	(vii)	the Company’s Investment Income received in cash:	$

	(viii)	non-recurring cash and non-cash charges (not to exceed $40,000,000 in the aggregate (of which up to $25,000,000 may be cash charges) for all Calculation Periods) related to restructuring, consolidation, severance or discontinuance of any portion of the operations, employees and/or management of the Company:	$

	(ix)	sum of (b)(i) through (b)(viii):	$

	(x)	cash operating expenses of the Company:	$

	(xi)	Capital Expenditures of the Company made in cash:	$

	(xii)	amounts, if any, paid by the Company in respect of interest on or in repayment of any loan made to it by any Subsidiary:	$

	(xiii)	amounts paid in cash by the Company to any Insurance Subsidiary in respect of any overpayment by such Insurance Subsidiary of amounts required to be paid by such Insurance Subsidiary to the Company under the Tax Sharing Agreement:	$

	(xiv)	sum of (b)(x) through (b)(xiii):	$

	(xv)	difference of (b)(ix) minus (b)(xv):	$

	(xvi)	amounts, if any, received by the Company or any of its Subsidiaries and required to be applied to prepay the Borrowings pursuant to Section 2.08(b) (other than pursuant to Section 2.08(b)(iv)) of the Agreement, to the extent otherwise included in CNO Available Cash Flow for any Calculation Period:	$

	(xvii)	difference of (b)(xv) minus (b)(xvi):	$

(c)	Actual Cash Interest Expense for the Calculation Period:

	(i)	total interest expense, to the extent paid or payable in cash, of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, excluding interest paid or, without duplication, accrued but unpaid by any Insurance Subsidiary to the extent otherwise included in total interest expense in this item for such Calculation Period:	$

	(ii)	total dividends paid or payable in cash on any preferred stock issued by the Company to the extent the terms of such preferred stock require payment of cash dividends; provided, that, following the conversion of any such preferred stock into common stock, any cash dividends paid on such preferred stock during such Calculation Period shall, on a Pro Forma Basis, as if the conversion was completed on the first day of such Calculation Period, be excluded from calculations of Cash Interest Expense for such Calculation Period:	$

	(iii)	sum of (c)(i) plus (c)(ii):	$

(d)	Ratio of (b)(xvii) to (c)(iii):

Section 7.14 — Aggregate RBC Ratio

(a)	Minimum required:	225%, on or prior to 12/31/2011 250%, thereafter

(b)	Actual (measured as of the Statement Date):

	(i)	aggregate Total Adjusted Capital (as defined by each relevant Insurance Subsidiary’s Department) for all Insurance Subsidiaries taken as a whole:	$

	(ii)	aggregate Authorized Control Level Risk-Based Capital (as defined by each relevant Insurance Subsidiary’s Department) for all Insurance Subsidiaries taken as a whole:	$

	(iii)	ratio of (b)(i) to (b)(ii) (expressed as a percentage):		%

(c)	One half of the ratio in (b)(iii) (expressed as a percentage):			%

Section 7.15 — Combined Statutory Capital and Surplus Level

(a)	Minimum required:	$1,200,000,000

(b)	Combined Statutory Capital and Surplus (measured as of the Statement Date):

	(i)	amount shown on the Combined Statutory Statement of the Insurance Subsidiaries on p. 3, line 38:	$

	(ii)	amount shown on the Combined Statutory Statement of the Insurance Subsidiaries on p. 3, line 24.1:	$

(c)	Sum of (b)(i) and (b)(ii):		$

Section 7.16 — Investment Portfolio Requirement

Measured as of the Statement Date:

(a)	Aggregate fair market value of all Investments held by the Insurance Subsidiaries:		$

(b)	Aggregate fair market value of all Investments of the Insurance Subsidiaries that are not Investment Grade Assets (exclusive of the Investments referred to in Items (c), (d) and (e) hereof and policy loans as specified on page 2, line 6 of the Company’s Annual Statements):		$

	(i)	maximum permitted ratio of (b) to (a) (expressed as a percentage):		10%

	(ii)	actual ratio of (b) to (a) (expressed as a percentage):		%

(c)	Aggregate fair market value of all Investments of the Insurance Subsidiaries that are non-NAIC rated (exclusive of the Investments referred to in Items (b), (d) and (e) hereof and policy loans as specified on page 2, line 6 of the Company’s Annual Statement):		$

	(i)	maximum permitted ratio of (c) to (a) (expressed as a percentage):		6%

	(ii)	actual ratio of (c) to (a) (expressed as a percentage):		%

(d)	Aggregate fair market value of all Investments of the Insurance Subsidiaries in real property mortgage loans classified on Schedule B-Part 1 of the Annual Statement (exclusive of Investments referred to in Items (b), (c) and (e) hereof):		$

	(i)	maximum permitted ratio of (d) to (a) (expressed as a percentage):		12%

	(ii)	actual ratio of (d) to (a) (expressed as a percentage):		%

(e)	Aggregate fair market value of all Investments of the Insurance Subsidiaries in Capital Stock (exclusive of Investments referred to in Items (b), (c) and (d) hereof):		$

	(i)	maximum permitted ratio of (e) to (a) (expressed as a percentage):		1%

	(ii)	actual ratio of (e) to (a) (expressed as a percentage):		%

EXHIBIT B

FORM OF NOTE

                    , 20[    ]

FOR VALUE RECEIVED, the undersigned (the “Company”) hereby promises to pay to                                  or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Company under that certain Credit Agreement, dated as of December 21, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among the Company, the Lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as Agent.

The Company promises to pay interest on the unpaid principal amount of each Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Agent for the account of the Lender in Dollars in immediately available funds, pursuant to the terms of the Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Security Agreement and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Company, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

B-1

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

CNO FINANCIAL GROUP, INC.

By:
Name:
Title:

B-2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Interest Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made by

EXHIBIT C

FORM OF LOAN NOTICE

Date:                     , 20[    ]

To: Morgan Stanley Senior Funding, Inc., as Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, to be dated as of December 21, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among CNO Financial Group, Inc., a Delaware corporation (the “Company”), the Lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as Agent.

The undersigned hereby requests (select one):

☐	A Borrowing of Loans

☐	A conversion or continuation of Loans

1.	On (a Business Day)

2.	In the amount of $

3.	Comprised of

                [Interest Type of Loan requested]

4.	For Eurodollar Rate Loans: with an Interest Period of months.

[Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the Company shall be deemed to have represented and warranted that the conditions specified in Sections 4.02(a) and 4.02(b) of the Agreement have been satisfied on and as of the date of the applicable Borrowing.]1

[The Company hereby agrees that if it fails to borrow the Eurodollar Rate Loans requested hereby (including as a result of the failure of the Agreement to become effective), the Company shall, after receipt of a written request by any Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any losses, costs or expenses that such Lender may reasonably incur as a result of such failure, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund such Eurodollar Rate Loan.]2

[1]	Do not use for conversion of Loans to other Interest Type or a continuation of Eurodollar Rate Loans.
[2]	Applicable with respect to Borrowing of Eurodollar Rate Loans on the Effective Date only.

C-1

CNO FINANCIAL GROUP, INC.

By:
Name:
Title:

C-2

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language

[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Company: CNO Financial Group, Inc.

4.	Agent: Morgan Stanley Senior Funding, Inc., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Credit Agreement, dated as of December 21, 2010, among CNO Financial Group, Inc., the Lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as Agent.

6.	Assigned Interest[s]:

Assignor[s][1]	Assignee[s][2]	Facility Assigned[3]	Aggregate Amount of Commitment/ Loans for All Lenders[4]	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[5]		CUSIP Number
			$	$		%
			$	$		%
			$	$		%

[7.	Trade Date: ][6]

[1]	List each Assignor, as appropriate.
[2]	List each Assignee, as appropriate.
[3]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Commitment,”).
[4]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[5]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[6]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date:                                 , 20     [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR][S]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE][S]

By:
Title:

[Consented to and]1 Accepted:

MORGAN STANLEY SENIOR FUNDING, INC., as Agent

By:
Title:

[Consented to:][2]

[CNO FINANCIAL GROUP, INC., as Company

By:
Title:]

[1]	To be added only if the consent of the Agent is required by the terms of the Credit Agreement.
[2]	To be added only if the consent of the Company is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements of an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT E

EURODOLLAR RATE FUNDING LOSS

DETERMINATION METHODOLOGY

(COFO – COFBD) x P x D

COFO	=	COST OF FUNDS AT ORIGINATION (AS QUOTED BY THE AGENT)

COFBD	=	COST OF FUNDS AT BREAK DATE FOR THE DAYS REMAINING IN THE ORIGINAL INTEREST PERIOD (AS QUOTED BY THE AGENT)

P	=	PRINCIPAL

D	=	NUMBER OF DAYS LEFT IN ORIGINAL INTEREST PERIOD

E-1

EXHIBIT F

FORM OF SECURITY AGREEMENT

[See Attached]

F-1

EXHIBIT G-1

FORM OF

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of December 21, 2010 (the “Credit Agreement”), among CNO Financial Group, Inc., a Delaware corporation (the “Company”), each lender from time to time party hereto (collectively, the “Lenders”; individually, each a “Lender”) and MORGAN STANLEY SENIOR FUNDING, INC., as Agent. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned.

The undersigned has furnished Agent and the Company with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Agent in writing and (2) the undersigned shall furnish the Company and the Agent a properly completed and currently effective certificate and Form W-8BEN in either the calendar year in which payment is to be made by the Company or the Agent to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

G-1-1

[Lender]

By:
Name:
Title:

[Address]

Dated:                     , 20[    ]

G-1-2

EXHIBIT G-2

FORM OF

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of December 21, 2010 (the “Credit Agreement”), among CNO Financial Group, Inc., a Delaware corporation (the “Company”), each lender from time to time party hereto (collectively, the “Lenders”; individually, each a “Lender”) and MORGAN STANLEY SENIOR FUNDING, INC., as Agent. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its partners/members is a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned or its partners/members.

The undersigned has furnished the Agent and the Company with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption; provided that, for the avoidance of doubt, the foregoing shall not limit the obligation of the Lender to provide, in the case of a partner/member not claiming the portfolio interest exemption, a Form W-8ECI, Form W-9 or Form W-8IMY (including appropriate underlying certificates from each interest holder of such partner/member), in each case establishing such partner/member’s available exemption from U.S. federal withholding tax. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Agent and (2) the undersigned shall have at all times furnished the Company and the Agent in writing with a properly completed and currently effective certificate and Form W-8IMY and accompanying Forms W-8BEN in either the calendar year in which payment is to be made by the Company or the Agent to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

G-2-1

[Lender]

By:
Name:
Title:

[Address]

Dated:                     , 20[    ]

G-2-2

EXHIBIT G-3

FORM OF

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of December 21, 2010 (the “Credit Agreement”), among CNO Financial Group, Inc., a Delaware corporation (the “Company”), each lender from time to time party hereto (collectively, the “Lenders”; individually, each a “Lender”) and MORGAN STANLEY SENIOR FUNDING, INC., as Agent. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 3.01(e) and 10.07(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned.

The undersigned has furnished its participating Foreign Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Foreign Lender in writing and (2) the undersigned shall have at all times furnished such Foreign Lender with a properly completed and currently effective certificate and Form W-8BEN in either the calendar year in which payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

G-3-1

[Participant]

By:
Name:
Title:

[Address]

Dated:                     , 20[    ]

G-3-2

EXHIBIT G-4

FORM OF

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of December 21, 2010 (the “Credit Agreement”), among CNO Financial Group, Inc., a Delaware corporation (the “Company”), each lender from time to time party hereto (collectively, the “Lenders”; individually, each a “Lender”) and MORGAN STANLEY SENIOR FUNDING, INC., as Agent. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 3.01(e) and 10.07(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its partners/members is a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned or its partners/members.

The undersigned has furnished its participating Foreign Lender with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption; provided that, for the avoidance of doubt, the foregoing shall not limit the obligation of the undersigned to provide, in the case of a partner/member not claiming the portfolio interest exemption, a Form W-8ECI, Form W-9 or Form W-8IMY (including appropriate underlying certificates from each interest holder of such partner/member), in each case establishing such partner/member’s available exemption from U.S. federal withholding tax. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Foreign Lender in writing and (2) the undersigned shall have at all times furnished such Foreign Lender with a properly completed and currently effective certificate and Form W-8IMY and accompanying Forms W-8BEN in either the calendar year in which payment is to be made to the under-signed, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

G-3-1

[Participant]

By:
Name:
Title:

[Address]

Dated:                     , 20[    ]

G-3-2

EXHIBIT H-1

FORM OF OPINION OF DEWEY & LEBOEUF LLP

(New York, Delaware and Texas)

[See Attached]

G-3-1

EXHIBIT H-2

FORM OF OPINION OF KARL KINDIG

[See Attached]

G-3-1

EXHIBIT H-3

FORM OF OPINION OF BAKER & DANIELS LLP

(Indiana)

[See Attached]

G-4-1

EXHIBIT I

FORM OF SOLVENCY CERTIFICATE

December 21, 2010

The undersigned,                                         , the Chief Financial Officer of CNO Financial Group, Inc., a Delaware corporation (“CNO”), is familiar with the properties, businesses, assets and liabilities of CNO and its Subsidiaries and is duly authorized to execute this certificate (this “Solvency Certificate”) on behalf of CNO.

This Solvency Certificate is delivered pursuant to Section 4.01(h)(ii) of the Credit Agreement dated as of December 21, 2010 (the “Credit Agreement”; terms defined therein unless otherwise defined herein being used herein as therein defined) among CNO, each Lender from time to time party thereto and Morgan Stanley Senior Funding, Inc., as Agent and the other parties thereto. As used herein, “Company” means CNO and its Subsidiaries on a consolidated basis.

1. The undersigned certifies, on behalf of CNO and not in his individual capacity, that he has made such investigation and inquiries as to the financial condition of CNO and its Subsidiaries as the undersigned deems necessary and prudent for the purposes of providing this Solvency Certificate.

2. The undersigned certifies, on behalf of CNO and not in his individual capacity, that (a) the financial information, projections and assumptions which underlie and form the basis for the representations made in this Solvency Certificate were made in good faith and were based on assumptions reasonably believed by CNO to be fair in light of the circumstances existing at the time made and continue to be fair as of the date hereof; and (b) for purposes of providing this Solvency Certificate, the amount of contingent liabilities has been computed as the amount that, in the light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.

BASED ON THE FOREGOING, the undersigned certifies, on behalf of CNO and not in his individual capacity, that, on the date hereof, before and after giving effect to the Transactions (and the Loans made or to be made and other obligations incurred or to be incurred on the date hereof):

(i) the fair value of the property of the Company is greater than the total amount of its debts and liabilities, subordinated, contingent or otherwise;

(ii) the present fair salable value of the assets of the Company is greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities mature;

(iii) the Company is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities mature in the ordinary course of business; and

(iv) the Company does not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the date hereof.

I-1

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate as of the first date written above, solely in his capacity as the Chief Financial Officer of CNO and not in his individual capacity.

Name:
Title:	Chief Financial Officer

I-2

EXHIBIT J

FORM OF PARI PASSU INTERCREDITOR AGREEMENT

[See Attached]

I-1